EXHIBIT 10.30

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Agreement”) is entered into as of January 18, 2005 by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation with its offices at 1180 Veterans Boulevard, South San Francisco, California 94080 (“Rigel”), and PFIZER INC., a Delaware corporation with its offices at 235 East 42nd Street, New York, New York 10017 (“Pfizer”).  Rigel and Pfizer may be referred to herein individually as a “Party” or collectively, as the “Parties.”

RECITALS

WHEREAS, Pfizer is a pharmaceutical company engaged in the discovery, development, marketing, manufacture and distribution of pharmaceutical products;

WHEREAS, Rigel is a pharmaceutical company engaged in the discovery and development of novel pharmaceuticals including Syk tyrosine kinase inhibitors;

WHEREAS, Rigel and Pfizer desire to enter into a relationship to identify, develop and commercialize Syk tyrosine kinase inhibitors for use in the diagnosis, treatment or prevention of certain Allergy and Respiratory Conditions;

WHEREAS, Rigel is prepared to grant Pfizer a license to allow Pfizer to commercialize products arising from this relationship for such purposes; and

WHEREAS, Rigel is separately engaged in the development of products for allergic rhinitis, and the Parties have agreed to exclude that indication from the field of Allergy and Respiratory Conditions for purposes of this Agreement, subject to Section 5.5;

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1.                                      DEFINITIONS

1.1                               “Acquisition Proposal” shall mean any tender offer or exchange offer to the stockholders of Rigel, or an offer accepted by the Board of Directors of Rigel, with respect to a Business Combination or involving the purchase of [ * ] or more of the outstanding Voting Stock of Rigel, or newly issued securities, which after the issuance thereof, represent [ * ] or more of the Voting Stock of Rigel.

1.2                               “Advanced Preclinical Development” means any of the following activities: (i) the commencement of manufacturing process scale-up of a Compound, (ii) the selection of a solid dose formulation of a Compound, (iii) the initiation of preclinical toxicology studies of a Compound, or (iv) the synthesis by Pfizer or receipt by Pfizer of quantities of a Compound in excess of 200 grams as needed to commence toxicology studies.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3                               “Affiliate” means a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with a Party.  For the purposes of this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.4                               “Allergy and Respiratory Conditions” means all human diseases and disorders resulting from an allergic reaction to an antigen, or primarily involving respiratory or pulmonary dysfunction, and shall include without limitation asthma and chronic obstructive pulmonary disease (“COPD”), but shall specifically exclude allergic rhinitis.  Allergy and Respiratory Conditions shall exclude autoimmune disorders, provided that asthma and COPD shall always be considered Allergy and Respiratory Conditions even if the underlying basis of asthma and COPD is an autoimmune disorder.

1.5                               “Business Combination” shall mean (a) merger, consolidation, reorganization, acquisition, liquidation, scheme or other analogous arrangement with a Third Party in which Rigel is a constituent corporation or party and pursuant to which Voting Stock of Rigel is or may be exchanged for cash, securities or other property, or (b) a sale of a material portion of the assets of Rigel representing not less than [ * ] of the fair market value of Rigel.

1.6                               “Business Day” means a day other than a Saturday, Sunday, bank or other public holiday in the state of New York.

1.7                               “Change of Control” means that any of the following has occurred:

(a)                                  any Person becomes the beneficial owner, directly or indirectly, of [ * ] or more of the Voting Stock of Rigel; or

(b)                                  Rigel enters into an agreement with any Person providing for the sale or other disposition of all or substantially all of the assets of Rigel; or

(c)                                  Rigel closes an agreement with any Person providing for a consolidation or merger of Rigel with another person or other entity (other than with any of Rigel’s subsidiaries) that results in the shareholders of Rigel immediately before the occurrence of the consolidation or merger receiving only cash for their Rigel shares or securities (whether or not in combination with cash) representing, in the aggregate, less than [ * ] of the Voting Stock of the surviving entity immediately after consolidation or merger; or

(d)                                  a change in Rigel’s Board of Directors occurs with the result that the members of the Board on the date of this Agreement (the “Incumbent Directors”) no longer constitute a majority of such Board of Directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of Rigel) whose election or nomination for election was supported by at least two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                  Rigel enters into an agreement with any Person providing for the matters described in subsections (a) or (d) above.

1.8                               “Collaboration” means all activities performed by or on behalf of Rigel or Pfizer in the course of performing their obligations pursuant to the Research Program.

1.9                               “Combination Product” means a Product containing a Compound and one or more other pharmaceutically active agents.

1.10                        “Commence” or “Commencement” when used to describe a Phase I Trial, Phase II Trial, or Phase III Trial, means the first dosing of the first patient for such trial.

1.11                        “Commercialization” means all activities that are undertaken after Regulatory Approval of an NDA for a particular Product and that relate to the commercial marketing and sale of such Product including advertising, marketing, promotion, distribution, and Phase IV Trials.

1.12                        “Competing Product” means any Syk Inhibitor for Intrapulmonary Administration that has received Regulatory Approval for an indication in the Field, which Syk Inhibitor is not a Product.

1.13                        “Compound” means, initially, the compounds listed on Schedule 1.13 as of the Effective Date, and thereafter (i) shall exclude any of the compounds listed on Schedule 1.13 that are determined to fall within clause (a), (b) or (c) below, and (ii) shall be expanded to include all Compound Analogs and Derivatives, and all prodrugs, salts and polymorphs of each Compound, that are shown to inhibit SYK with an [ * ] and are not excluded from the definition of “Compound” pursuant to clauses (a), (b) or (c) below.  The following compounds shall be excluded from the definition of “Compound”:

(a)                                  any such compound that is shown to have an oral bioavailability in rats of greater than [ * ]; and

(b)                                  any such compound that is eliminated from the definition of “Compound” pursuant to Section 3.3 or Section 3.4; and

(c)                                  any such compound that reverts to Rigel under Section 9.3.

Schedule 1.13 shall be updated from time to time, upon the request of either Party, to reflect additions or deletions that have occurred after the Effective Date.

1.14                        “Compound Analogs and Derivatives” shall mean (a) all compounds created through the addition or deletion of chemical moieties that are covalently bound to the [ * ] of the compounds listed on Schedule 1.13 (including compounds listed on such Schedule that are determined not to be Compounds), and (b) all stereoisomers of Compounds or of the compounds described in clause (a) of this Section 1.14, whether or not such stereoisomers are created through the addition or deletion of chemical moieties that are covalently bound to the [ * ] of such compounds.  For clarity, Compound Analogs and Derivatives shall exclude salts, polymorphs and physical forms of Compounds.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15                        “Confidential Information” means all Information, and other information and materials, received by either Party from the other Party pursuant to this Agreement and that is designated as confidential at the time of disclosure or promptly thereafter.

1.16                        “Control” means, with respect to any intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant a license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party.

1.17                        “Develop” or “Development” means, with respect to the Product, the performance of all research, pre-clinical, clinical and regulatory activities required to obtain Regulatory Approval of a Product in the Territory; provided, however, that Develop or Development shall not include the performance by either Party of its obligations under the Research Program.

1.18                        “Development Plan” has the meaning set forth in Section 4.1.

1.19                        “Diligent Efforts” means the carrying out of obligations or tasks in a manner consistent with the efforts a Party devotes to research, development or marketing of a pharmaceutical product or products of similar market potential, profit potential or strategic value resulting from its own research efforts, taking into account technical and regulatory factors, target product profiles, product labeling, past performance, economic return, the regulatory environment and competitive market conditions in the therapeutic area, all based on conditions then prevailing.  Diligent Efforts requires that a Party, at a minimum, assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and allocate resources designed to meet such goals and objectives.

1.20                        “Effective Date” means the date that the applicable waiting period under the HSR Act shall have expired or been terminated with respect to this Agreement.

1.21                        “FDA” means the United States Food and Drug Administration, or any successor federal agency thereto.

1.22                        “Field” means the prevention and treatment of Allergy and Respiratory Conditions in humans.

1.23                        “FTE” means the equivalent of one person working full time for one 12-month period in a research, development, commercialization, regulatory or other relevant capacity, approximating 1800 hours per year.  In the interests of clarity, though, a single individual who works more than 1800 hours in a single year shall be treated as one FTE regardless of the number of hours worked.

1.24                        “Generic Product” means any pharmaceutical product, other than a Product, that contains the same Compound as the relevant Product and can reasonably be or is reasonably used for the same indication or indications as such Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.25                        “Good Clinical Practices” or “GCP” means current Good Clinical Practices as specified in the United States Code of Federal Regulations, at the time of testing, and all FDA and ICH guidelines, including the ICH Consolidated Guidelines on Good Clinical Practices.

1.26                        “Good Laboratory Practices” or “GLP” means current Good Laboratory Practices as specified in the United States Code of Federal Regulations at 21 CFR § 58 at the time of testing and all applicable ICH guidelines.

1.27                        “Good Manufacturing Practices” or “GMP” means current Good Manufacturing Practices and standards as provided for (and as amended from time to time) in European Community Directive 91/356/EEC (Principles and Guidelines of Good Manufacturing Practice for Medicinal Products) and in the Current Good Manufacturing Practice Regulations of the United States Code of Federal Regulations Title 21 (21 CFR §§ 210-211) in relation to the production of pharmaceutical intermediates and active pharmaceutical ingredients, as interpreted by ICH Harmonized Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients, and subject to any arrangements, additions or clarifications agreed from time to time between the Parties.

1.28                        “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

1.29                        “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.30                        “IND” means an Investigational New Drug Application filed with the FDA or the equivalent application or filing filed with any equivalent agency or government authority outside of the United States (including any supra-national agency such as in the European Union) necessary to Commence human clinical trials in such jurisdiction, and including all regulations at 21 CFR § 312 et. seq. and equivalent foreign regulations.

1.31                        “Information” means information, results and data of any type whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

1.32                        “Intrapulmonary Administration” means the delivery of a pharmaceutical product to the lung, and shall include without limitation dry powder formulations and aerosolized liquids or suspensions for delivery to the lung by means of the mouth, but shall exclude without limitation liquids or suspensions designed for intranasal administration.  Intrapulmonary Administration shall exclude the Oral Delivery and intravenous administration of drugs.

1.33                        “Know-How” means any non-public, proprietary Information and other data, instructions, processes, methods, formulae, materials, expert opinions and information, including without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

physical and analytical, clinical, safety, manufacturing and quality control data and information.  Know-How does not include any rights under Patents.

1.34                        “Joint Research Committee” or “JRC” means the committee described in Section 2.1.

1.35                        “Launch” means the first shipment of a Product in commercial quantities for commercial sale by Pfizer, its Affiliates or its sublicensees to an unaffiliated Third Party in a country after receipt by Pfizer of the first Regulatory Approval for such Product in such country.

1.36                        “Major European Country” means the United Kingdom, Spain, France, Germany and Italy.

1.37                        “NDA” means a New Drug Application filed with the FDA or the equivalent application or filing filed with any equivalent Governmental Authority outside of the United States necessary for approval of a drug in such jurisdiction.

1.38                        “Net Sales” means

(a)                                  with respect to a Product (subject to subsections (b) and (c) below), the amount received by a Party or its Affiliate or a Third Party sublicensee for sales of such Product, to Third Parties, less (i) actual bad debts related to such Product and (ii) sales returns and allowances actually paid, granted or accrued, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs, including without limitation Pfizer Pfriends or similar programs, customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to the United States government, any State government or any foreign government, or to any governmental or regulatory authority, or with respect to any government-subsidized program or managed care organization, and freight and insurance (to the extent that Pfizer bears the cost of freight and insurance for a Product); and

(b)                                  in the case of Combination Products,

(i)                                    if Pfizer and/or its Affiliates and/or any Third Party separately sells in such country during such year when it sells such Combination Product both (1) one or more Products as a single chemical entity and (2) other products containing active ingredient(s) as a single entity that are also contained in such Combination Product, the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is Pfizer’s (or its Affiliates or Third Parties, as applicable) average Net Sales price per daily dose during such year for each Product in such Combination Product in such country and B is the sum of the average of Pfizer’s (or its Affiliates or Third Parties, as applicable) Net Sales price per daily dose during such year

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in such country, for each product(s) containing, the active ingredient(s) in such Combination Product (other than the Product);

(ii)                                if Pfizer and/or its Affiliates and/or any Third Party separately sells, in such country during such year when it sells such Combination Product, one or more Products as a single chemical entity but do not separately sell, in such country, other products containing active ingredient(s) that are also contained in such Combination Product, the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is Pfizer’s (or its Affiliates or Third Parties, as applicable) average Net Sales price per daily dose during such year for each  Product in such Combination Product in such country, and C is Pfizer’s (or its Affiliates or Third Parties, as applicable) average Net Sales price per daily dose during such year for the Combination Product in such country;

(iii)                            if Pfizer and/or its Affiliates and/or Third Parties do not separately in such country during such year sell each Product contained in the Combination Product, then the Net Sales attributable to such Combination Product shall be D/(D+E) where D is the fair market value of the portion of the Combination Product that contains the Product and E is the fair market value of the portion of the Combination Product containing the other active ingredient(s) and the delivery device included in such Combination Product, as such fair market values are determined by mutual agreement of the Parties; and

(c)                                  if a Product is packaged with a delivery device or sold together with a delivery device for a single price, then the Net Sales for the purpose of determining the royalty due to the other Party pursuant to Section 6.3 shall include the sales price of both the Product and the delivery device.

1.39                        “Oral Delivery” means the administration of a human pharmaceutical product via the mouth in any form other than for the purpose of delivery of such product specifically to the lung.  Oral Delivery shall include without limitation the delivery of products in the form of a pill or a non-aerosolized liquid or suspension, or sublingually.

1.40                        “Other Topical Administration” means any topical administration of a human pharmaceutical product, including without limitation patches and ophthalmologic application, but excluding Intrapulmonary Administration and intranasal administration.

1.41                        “Patent” means: (a) an issued unexpired patent (including inventor’s certificate) that has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof; or (b) any pending patent application, including without limitation any continuation, division or continuation-in-part thereof and any provisional application.

1.42                        “Person” means an individual, corporation, partnership, company, joint venture, unincorporated organization, limited liability company or partnership, sole proprietorship,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

association, bank, trust company or trust, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

1.43                        “Pfizer Know-How” means all Know-How Controlled by Pfizer or its Affiliates that is developed by or on behalf of Pfizer pursuant to the Collaboration and is necessary or useful for the research, development, manufacture, importation, use or sale of Compounds or Products, including without limitation Pfizer’s rights in any jointly-owned Know-How.

1.44                        “Pfizer Patents” means any Patents Controlled by Pfizer or its Affiliates that are based on inventions made by or on behalf of Pfizer pursuant to the Collaboration and are necessary or useful for the development, manufacture, importation, use or sale of Products, including without limitation Pfizer’s rights in any jointly-owned Patents.

1.45                        “Pfizer Quarter” means (i) in the United States, each of the four (4) thirteen (13) week periods as used by Pfizer in its audited financial reports, the first commencing on January 1 of any year, and (ii) in any country in the Territory other than the United States, each of the four (4) thirteen (13) week periods as used by Pfizer in its audited financial reports, the first commencing on December 1 of any year.

1.46                        “Pfizer Technology” means Pfizer Patents and Pfizer Know-How.

1.47                        “Phase I Trial” means a clinical trial that generally provides for the first introduction into humans of a Product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the Product, and generally consistent with 21 CFR § 312.21(a).

1.48                        “Phase II Trial” means a clinical trial of a Product on patients, including possibly pharmacokinetic studies, the principal purpose of which is to make a preliminary determination that such Product is safe for its intended use and to obtain sufficient information about such Product’s efficacy to permit the design of further clinical trials, and generally consistent with 21 CFR § 312.21(b).  A Phase II Trial may be either a Phase II(a) Trial or a Phase II(b) Trial.

1.49                        “Phase II(a) Trial” means a Phase II Trial intended for dose exploration, dose response, duration of effect, kinetic/dynamic relationship and preliminary efficacy and safety study of a candidate drug in the target patient population.

1.50                        “Phase II(b) Trial” means a controlled dose ranging Phase II Trial to evaluate further the efficacy and safety of a candidate drug in the target patient population and to define the optimal dosing regimen.

1.51                        “Phase III Trial” means a clinical trial that provides for a pivotal human clinical trial of a Product, which trial is designed to: (a) establish that a Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; (c) support Regulatory Approval of such Product; and (d) generally consistent with 21 CFR § 312.21(c).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.52                        “Phase IV Trial” means clinical trial of a Product Commenced in a particular country after Regulatory Approval for such Product in such country in order to support commercialization of the Product.

1.53                        “Preclinical Development” means those Development activities performed prior to the filing of an IND.

1.54                        “Product” means any pharmaceutical product comprised of a Compound, alone or in combination with one or more therapeutically active ingredients, whether or not combined with an inhalation or similar device, the manufacture, use, sale, offer for sale or importation of which, in the absence of a license, would infringe any of the Rigel Patents including Patents jointly-owned by the Parties.

1.55                        “Proxy Solicitation” means any solicitation of proxies or stockholder consents (as such terms are defined under Regulation 14A and Regulation 14C of the Securities Exchange Act) to vote or seek to advise or influence in any manner whatsoever any Person with respect to the Voting Stock of Rigel.

1.56                        “R-112” means the Rigel Syk tyrosine kinase inhibitor that (a) is identified in IND No. 66,176 filed with the FDA for Rigel’s R-112 Nasal Spray; and (b) was the product candidate that entered into a Phase I Trial to treat allergic rhinitis in September 2002, and was the product candidate that entered into a Phase II Trial for allergic rhinitis in April 2004, sponsored by Rigel.

1.57                        “[ * ]” means the Syk tyrosine kinase inhibitor set forth in Schedule 1.57.

1.58                        “Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or, in Pfizer’s reasonable judgment, widespread sale of a Product in a regulatory jurisdiction.

1.59                        “Regulatory Authority” means any Governmental Authority with responsibility for granting any licenses or approvals necessary for the marketing and sale of pharmaceutical products including, without limitation, the FDA and any drug regulatory authority of countries of the European Union, and Japan, and where applicable any ethics committee or any equivalent review board.

1.60                        “Regulatory Filing” means the NDA, biologic license application (“BLA”), IND, or any foreign counterparts thereof and any other filings required by regulatory authorities relating to the study, manufacture or commercialization of any Product.

1.61                        “Research Plan” has the meaning set forth in Section 3.1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.62                        “Research Program” means the Research Program established by the Parties pursuant to this Agreement.

1.63                        “Research Term” means the period from the Effective Date to the later of (a) [ * ] thereafter, or (b) the completion by [ * ] on Exhibits A-1 and A-2, subject to extension in the event the Parties commence de novo compound discovery under Section 3.10.

1.64                        “Rigel Know-How” means all Know-How Controlled by Rigel or its Affiliates that is necessary or useful for the research, development, manufacture, importation, use or sale of the Compounds or Products, including without limitation Rigel’s rights in any jointly-owned Know-How.

1.65                        “Rigel Patents” means any Patents Controlled by Rigel or its Affiliates that are necessary or useful for the research, development, manufacture, importation, use or sale of the Compounds or Products, including without limitation, the Patents listed on Schedule 1.65, as well as Rigel’s rights in any jointly-owned Patents.  Patents owned jointly by the Parties shall be deemed Controlled by Rigel for purposes of this Section 1.65.

1.66                        “Rigel Technology” means Rigel Patents and Rigel Know-How.

1.67                        “Royalty Term” means on a country-by-country and Product-by-Product basis, the later of:  (A) the last to expire Valid Claim Controlled by Rigel covering a Product in such country, and (B) [ * ] years following the Launch of such Product in such country.

1.68                        “Standstill Period” shall mean the period commencing on the execution date of this Agreement and terminating [ * ] after such date.

1.69                        “SYK” shall mean an enzyme comprised of the amino acid sequence for spleen tyrosine kinase as identified on Schedule 1.69, including all allelic variations or derivatives thereof, or homologues whose amino acid sequence has [ * ] or greater homology with such sequence.

1.70                        “Syk Inhibitor” means a compound whose primary known mechanism of action is the direct inhibition of SYK.

1.71                        “Term” has the meaning assigned to it in Section 9.1.

1.72                        “Territory” means worldwide.

1.73                        “Third Party” means a person or entity other than (a) Pfizer, (b) Rigel or (c) an Affiliate of either of them.

1.74                        “Valid Claim” means a claim of any issued, unexpired United States or granted foreign Rigel Patent (as Patent is defined in Section 1.41(a)) that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction in an unappealed or unappealable decision, and that has not been explicitly disclaimed, or admitted by Rigel in writing to be invalid or unenforceable or of a scope not covering Products through reissue, disclaimer or otherwise.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.75                        “Voting Stock” means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or association.

2.                                      MANAGEMENT OF THE RESEARCH PROGRAM

2.1                               Joint Research Committee.

(a)                                  The Research Program established by this Agreement shall be overseen by a joint research committee composed of  four (4) representatives from each Party (the “Joint Research Committee” or “JRC”).  The Parties shall designate their JRC representatives within ten (10) days after the Effective Date.  An alternate member designated by a Party may serve temporarily in the absence of a permanent member of the JRC for such Party.  Each Party shall designate one of its representatives as a co-chair of the JRC.  The co-chairs of the JRC shall be jointly responsible for setting the agenda for each meeting, and each co-chair will be responsible for chairing alternating JRC meetings.  From time to time, the JRC may establish subcommittees or subordinate committees (that may or may not include members of the JRC itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the JRC agrees.  The JRC shall disband automatically at the end of the Research Term, provided, however, that after termination of the Research Term, the JRC may continue to meet at its own discretion for purposes related to the Collaboration should the JRC unanimously decide that such continued meetings are in the best interest of the Collaboration.

(b)                                  All decisions of the JRC made pursuant to this Agreement shall be made by unanimous consent of its members.  If for any reason the JRC cannot reach unanimity within ten (10) Business Days of the JRC meeting at which such matter was first discussed, then, except as set forth in Section 2.1(c), the matter shall be referred to a vice president of Pfizer and a senior executive of Rigel for resolution.  Neither of such Pfizer vice president or Rigel senior executive shall at the time of determination be a member of the JRC or of any subcommittee of the JRC.  If such Pfizer vice president and Rigel senior executive cannot resolve the matter in good faith within ten (10) Business Days after attempting to find a mutually satisfactory resolution to the issue, then the matter shall be decided in good faith by such Pfizer vice president.

(c)                                  Any changes to the Research Plan expanding Rigel’s obligations or requiring Rigel to exert additional efforts shall require the unanimous consent of the JRC.  If the JRC fails to reach unanimous consent regarding any such change to the Research Plan, then the obligations of Rigel shall not be increased.

2.2                               Meetings.  The JRC shall hold meetings at such times and places as shall be determined by the JRC (it being expected that any in-person meetings will alternate between the offices of each Party), but in no event shall such meetings be held less frequently than once every three (3) months during the Research Term; and the JRC may:

(a)                                  conduct meetings in person, by videoconference or by telephone conference;

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(b)                                  invite other personnel of the Parties to attend meetings of the JRC as appropriate to the agenda for such meeting, after giving notice to the other Party;

(c)                                  act without a meeting if, prior to such action, a consent thereto is signed by the co-chairs of the JRC; and

(d)                                  by unanimous consent, amend or expand upon the foregoing procedures for its internal operation.

2.3                               Minutes.  At each meeting, the JRC shall elect a secretary who will prepare, within fifteen (15) Business Days after each meeting, minutes reporting in reasonable detail the actions taken by the JRC during such meeting, the status of the Research Program as described in the relevant JRC meeting, issues requiring resolution, and resolutions of previously reported issues.  Such minutes are to be reviewed and, if reasonably complete and accurate, signed by one JRC member from each Party.  The secretary shall revise such minutes as necessary to obtain such signatures.

2.4                               JRC Functions and Powers.  The research activities of the Parties under this Agreement shall be managed by the JRC only to the extent set forth herein (unless otherwise mutually agreed in writing by the Parties).  The JRC shall foster the collaborative relationship between the Parties in order to assist each Party in fulfilling its obligations under this Agreement, and shall in particular:

(a)                                  encourage and facilitate ongoing cooperation and information exchange between the Parties;

(b)                                  monitor the progress of the Research Program and the Parties’ diligence in carrying out their responsibilities thereunder;

(c)                                  prepare any amendments to the Research Plan, if the JRC should determine that any such amendments are necessary;

(d)                                  set priorities, allocate tasks and coordinate activities between the Parties, in each case as required to perform the Research Program;

(e)                                  perform such other functions as appropriate to further the purposes of this Agreement as mutually determined by the Parties.

The JRC shall have no power to amend this Agreement and shall have only such powers as are specifically delegated to it hereunder.

2.5                               Independence.  Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.  The relationship between Rigel and Pfizer is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is expressly set forth in this Agreement.

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3.                                      CONDUCT OF THE RESEARCH PROGRAM AND SELECTION OF COMPOUNDS FOR PRECLINICAL DEVELOPMENT.

3.1                               Research Plan.  The Parties shall conduct the Research Program according to a research plan (the “Research Plan”).  The initial Research Plan has been approved by the Parties concurrent with the execution of this Agreement and is attached hereto as Exhibits A-1 and A-2.  The Research Plan may be amended from time to time by the JRC during the Research Term, based upon the data obtained in the Research Program, provided such amendments do not violate or contradict any provision of this Agreement.  In the event of an inconsistency or disagreement between the Research Plan and this Agreement, the terms of this Agreement shall prevail.

3.2                               Conduct of Research.  The Parties shall use Diligent Efforts to conduct their respective tasks as assigned under the Research Plan throughout the Research Program.  In addition, the Parties shall conduct the Research Program in compliance in all material respects with the requirements of applicable laws, rules and regulations and all applicable GLP to attempt to achieve their objectives efficiently and expeditiously.

3.3                               Assessment of [ * ]. Rigel and Pfizer shall, [ * ], use Diligent Efforts to carry out its obligations under the Research Plan as set forth in Exhibit A-1 with respect to the Compound designated as [ * ].  With respect to such Compound, Pfizer shall have the option to retain the exclusive rights to [ * ] granted in Section 5.1 by paying to Rigel the amount set forth in Section 6.2(a)(i) no later than the earlier of (i) the date that is one hundred and eighty (180) days following Rigel’s completion of the tasks designated in Exhibit A-1 to be carried out by Rigel for [ * ], and the delivery to Pfizer of the data resulting from such Rigel tasks; and (ii) Pfizer’s decision to commence Advanced Preclinical Development for [ * ].  If Pfizer has not made the payment under Section 6.2(a)(i) within the time period set forth in this Section 3.3 (as such time period may be extended pursuant to Section 3.5), then [ * ] shall be deleted from the definition of “Compound” and Rigel may thereafter license, develop and commercialize such compound, subject to the restrictions set forth in Section 5.3.

3.4                               Assessment Of Other Compounds.

(a)                                  Rigel’s undertaking with respect to the Compounds under Sections 3.3 and 3.4 shall be to perform work directed towards the delivery to Pfizer of at least two (2) candidates for Advanced Preclinical Development within [ * ] from the Effective Date.  If Pfizer selects [ * ] for Advanced Preclinical Development under Section 3.3, then Rigel shall perform work directed towards the delivery to Pfizer of at least one (1) additional candidate for Advanced Preclinical Development under this Section 3.4.  If Pfizer does not select [ * ] for Advanced Preclinical Development under Section 3.3, then Rigel shall perform work directed towards the delivery to Pfizer of two (2) other candidates for Advanced Preclinical Development under this Section 3.4.  The Parties may also agree to extend the Research Term under Section 3.10 in pursuit of additional candidates for Advanced Preclinical Development.  Rigel and Pfizer shall, each at its own expense, use Diligent Efforts to carry out its obligations under the Research Plan as set forth in Exhibit A-2, with respect to the Compounds other than [ * ], but not to perform the tasks set forth on Exhibit A-2 with respect to various Compounds beyond the level reasonably necessary to deliver more than two (2) candidates for Advanced Preclinical Development.  With respect to Compound(s) other than [ * ] proposed by Rigel for Advanced Preclinical Development, Pfizer

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shall have the right to retain the exclusive license to such Compound(s) granted in Section 5.1 by paying to Rigel the amount set forth in Section 6.2(a)(i) or Section (a)(ii), as applicable, no later than the earlier of (i) the date that is one hundred and eighty (180) days following Rigel’s completion of the tasks designated in the Research Plan to be carried out by Rigel to enable Pfizer to consider a candidate for Advanced Preclinical Development, and the delivery to Pfizer of the data resulting from such Rigel tasks, provided, however, that such delivery takes place no sooner than twelve (12) months after the delivery of the data resulting from Rigel’s tasks for the first candidate, or such earlier time as the JRC might establish; and (ii) Pfizer’s decision to commence Advanced Preclinical Development for such Compound.  For avoidance of doubt, the payment by Pfizer of any Event Milestone Payment under Sections 6.2(a)(i) or 6.2(a)(ii) shall not relieve Rigel of its obligation to complete any remaining work under the Research Plan related to the delivery to Pfizer of two (2) candidates for Advanced Preclinical Development.

(b)                                  If Pfizer makes a payment under Section 6.2(a)(i) but does not make a payment under Section 6.2(a)(ii) within the time period specified in Section 3.4(a) (as such time period may be extended pursuant to Section 3.5), then, effective as of the date Pfizer is obligated to make its payment under Section 6.2(a)(ii), the definition of “Compound” shall thereafter be limited only to the Compound for which Pfizer has made its payment under Section 6.2(a)(i), and Rigel may thereafter license, develop and commercialize such compounds subject to the restrictions set forth in Section 5.3.

(c)                                  If Pfizer makes payments under both of Section 6.2(a)(i) and Section 6.2(a)(ii), then, subject to the other terms and conditions of this Agreement, all Compounds (i.e., after deletion of compounds by reason of Section 1.13(a), (b), (c) and (d)) shall remain available to Pfizer pursuant to the license set forth in Section 5.1, and Rigel shall remain subject to the restrictions set forth in Section 5.3.  If Pfizer should select additional Compounds for Advanced Preclinical Development other than the two (2) Compounds for which the Event Milestone Payments were made under Sections 6.2(a)(i) and 6.2(a)(ii), then Pfizer shall provide Rigel with written notice within thirty (30) days after any such Compound selection that does not trigger an Event Milestone Payment.

3.5                               Extension of Time Period.

(a)                                  Pfizer shall have the option (the “First Extension Option”) to extend the time period set forth in Section 3.3, with respect to [ * ], by an additional one hundred and eighty (180) days if, in Pfizer’s good faith judgment, additional time is required for Pfizer to decide whether to commence Advanced Preclinical Development with respect to [ * ].  Pfizer may exercise the First Extension Option by paying to Rigel fifty percent (50%) of the Event Milestone Payment due under Section 6.2(a)(i) prior to the date Pfizer’s option to retain exclusive rights to [ * ] expires under Section 3.3.  If Pfizer should exercise the First Extension Option, Pfizer shall have the right to retain the exclusive license to [ * ] granted in Section 5.1 by paying to Rigel the remaining fifty percent (50%) of the Event Milestone Payment due under Section 6.2(a)(i) within such one hundred and eighty (180) day extension period.  Each payment made to Rigel under this Section 3.5(a), if any, shall be fully-credited against the Event Milestone Payment due under Section 6.2(a)(i) should Pfizer make such Event Milestone Payment.  During the extension period set forth in this Section 3.5(a), Pfizer shall not commence

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Advanced Preclinical Development with respect to [ * ] until the Event Milestone Payment under Section 6.2(a)(i) has been paid in full.

(b)                                  Pfizer shall have the option (the “Second Extension Option”) to extend the time period set forth in Section 3.4(a), with respect to any Compound other than [ * ], by an additional one hundred and eighty (180) days if, in Pfizer’s good faith judgment, additional time is required for Pfizer to decide whether to commence Advanced Preclinical Development with respect to such other Compound.  Pfizer may exercise the Second Extension Option by paying to Rigel fifty percent (50%) of the Event Milestone Payment due with respect to such Compound under Section 6.2(a)(i) or 6.2(a)(ii), as applicable, depending on whether Pfizer has previously made an Event Milestone Payment under Section 6.2(a)(i) prior to the date Pfizer’s option to retain exclusive rights to such Compound expires under Section 3.4.  If Pfizer should exercise the Second Extension Option, Pfizer shall have the right to retain the exclusive license to such Compound granted in Section 5.1 by paying to Rigel the remaining fifty percent (50%) of the Event Milestone Payment due with respect to such Compound under Section 6.2(a)(i) or 6.2(a)(ii), as applicable, within such one hundred and eighty (180) day extension period.  Each payment made to Rigel under this Section 3.5(b), if any, shall be fully-credited against the Event Milestone Payment due under Section 6.2(a)(i) or 6.2(a)(ii) should Pfizer make such Event Milestone Payment.  During the extension period set forth in this Section 3.5(b), Pfizer shall not commence Advanced Preclinical Development with respect to such other Compound until the Event Milestone Payment under Section 6.2(a)(i) or 6.2(a)(ii) for such Compound has been paid in full.

3.6                               Research Costs.  Except as provided in Section 3.10 and in this Section 3.6, [ * ], and any external payments to Third Parties that [ * ] of the Research Program unless otherwise agreed upon by the JRC.  Regarding payments made in connection with the supply of clinical materials or the scale up of manufacturing processes for Compounds, (a) [ * ], (b) [ * ] shall pay for the manufacture of the [ * ], provided, however, that Pfizer has approved in advance the manufacture by Third Parties of such Compound and the selection of any such Third Party manufacturer.  In addition, Pfizer shall bear the costs of the services described in Schedule 3.6.

3.7                               Records.  Each Party shall maintain complete and accurate records of all work conducted under the Research Program and all results, data and developments made pursuant to its efforts under the Research Program.  Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program in sufficient detail and in a manner appropriate for patent and regulatory purposes.  Subject to bona fide confidentiality obligations to a Third Party, each Party shall have the right to request copies of such records of the other Party at reasonable times and upon reasonable notice to the extent necessary for such Party to conduct its research or perform its other obligations under this Agreement, or to secure or enforce Patents licensed under this Agreement.

3.8                               Reports.  During the Research Term, each Party shall report to the JRC no less than once per calendar quarter, which report shall include a written progress report summarizing the work performed under the Research Program, including analoging activities performed pursuant to Section 3.9.  The JRC shall define the format and the nature of the content of the quarterly report, which format and nature shall be adopted by both Parties.

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3.9                               Analogs.  Under the Research Plan, Pfizer shall have the right to design and synthesize salts, polymorphs and physical forms of Compounds as part of Pfizer’s activities under this Agreement.  Pfizer shall also have the right to make Compound Analogs and Derivatives as provided in this Section 3.9, and to request Rigel to commence de novo Compound discovery pursuant to Section 3.10.  De novo synthesis pursuant to Section 3.10 shall refer to the preparation of chemical compounds other than those containing the [ * ] of the compounds listed on Schedule 1.13, that are designed to be Syk Inhibitors.

(a)                                  Pfizer’s chemistry efforts related to Compounds (other than the creation of salts, polymorphs and physical forms) shall be limited to the creation of Compound Analogs and Derivatives.  Pfizer shall inform the JRC of the nature of its chemistry efforts related to Compounds as part of its quarterly reports under Section 3.8, and such reports shall identify all Compound Analogs and Derivatives made or conceived by Pfizer during the period since its most recent report.  Ownership of any compounds conceived or created by Pfizer in the course of working with the Compounds shall be allocated as follows:

(i)                                    The JRC shall determine, as part of the Research Plan, the extent to which any particular Compound Analogs and Derivatives shall be tested to determine which of those compounds satisfy the definition of a Compound.  In the event that the JRC has determined that particular Compound Analogs and Derivatives satisfy the definition of a Compound, Pfizer shall have the right to file, prosecute and maintain patent applications covering such Compounds, which patent applications and patents issuing therefrom shall be Joint Patents, regardless of inventorship, and shall be prosecuted by Pfizer in compliance with Section 7.3(b).  Should Pfizer determine not to file, prosecute or maintain patent applications covering any Compounds created by Pfizer pursuant to this Section 3.9, Rigel shall then have the right to file, prosecute and maintain such patent applications, as Joint Patents, with Rigel playing the role assigned to Pfizer under Section 7.3(b).

(ii)                                In the event that (A) the JRC determines that any of the particular Compound Analogs and Derivatives created under this Section 3.9 does not satisfy the definition of a Compound, or (B) the JRC has decided not to make further efforts to determine whether any of the particular Compound Analogs and Derivatives satisfies the definition of a Compound, then Pfizer shall assign to Rigel its entire right, title and interest in and to such compound and inventions and patent rights covering such compound, and Rigel shall have the sole right to file, prosecute and maintain patents covering such inventions as Rigel Patents, but without any duty to inform Pfizer as to its patenting activities.  If it is later determined that any compounds assigned to Rigel pursuant to this Section 3.9(a)(ii) satisfy the definition of a Compound, the rights to such Compounds shall be allocated in accordance with this Agreement (including without limitation the license and exclusivity provisions of Article 5 and the payment provisions of Article 6) and Rigel shall thereafter prosecute any Rigel Patents covering such Compounds in accordance with Article 7.  Pfizer agrees to execute any instruments of assignment reasonably necessary or useful to facilitate Rigel’s filing of patent applications related to such inventions under this Section 3.9(a)(ii).

(iii)                            In the event Pfizer’s activities in connection with making Compound Analogs and Derivatives pursuant to this Section 3.9 result in inventions that cover both Compounds and compounds that do not satisfy the definition of a Compound, the Parties

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shall use commercially reasonable efforts to prepare patent applications that cover, on the one hand, only Compounds, and on the other hand, only compounds other than Compounds.

(iv)                               Subject to the restrictions set forth in Section 5.3, Pfizer hereby grants Rigel an exclusive (even as to Pfizer), perpetual, royalty free, sublicensable license under Patents owned or Controlled by Pfizer that cover compositions of matter that (A) are conceived or created by Pfizer under this Section 3.9, and (B) do not satisfy the definition of a Compound, to make, have made, use, import, offer for sale and sell such compounds for all indications both within and outside the Field and in the Territory.

(b)                                  Pfizer may also request that Rigel commence a program to design or synthesize Compound Analogs and Derivatives as part of the Research Program, and Pfizer may request that the JRC amend the Research Plan to include such analog work.

(i)                                    If the JRC (with the consent of Rigel) should determine that such analog work is minor, then the JRC may amend the Research Plan accordingly to include Rigel’s performance of such analog work.  If the JRC should determine that such analog work is not minor, then Pfizer may request that Rigel commence an analog program pursuant to a new research plan that shall specify the nature and magnitude of the analog program and the budget for such program (it being understood that Rigel’s internal costs would be borne by Pfizer at an FTE rate of [ * ]) but shall otherwise be subject to the terms and conditions of this Agreement except as the Parties may then agree.  Rigel shall not be obligated to conduct any analog work under this Section 3.9 without its consent.

(ii)                                Rigel shall inform the JRC of the nature of its efforts related to the design and synthesis of Compound Analogs and Derivatives to the extent conducted by Rigel at the request of the JRC pursuant to this Section 3.9.  Such reporting shall occur as part of Rigel’s quarterly reports under Section 3.8, and such reports shall identify all Compound Analogs and Derivatives made or conceived by Rigel under this Section 3.9 during the period since its most recent report.  The JRC shall determine, as part of the amended Research Plan or new research plan, as appropriate, the extent to which any of such Compound Analogs and Derivatives shall be tested to determine which of those compounds satisfy the definition of a Compound.  In the event that the JRC determines that any particular Compound Analogs and Derivatives designed or synthesized by Rigel satisfy the definition of a Compound, then the rights to such Compound shall be allocated in accordance with this Agreement (including without limitation the license and exclusivity provisions of Article 5 and the payment provisions of Article 6).  Rigel shall own all compounds designed and synthesized by Rigel under this Section 3.9(b), and shall thereafter prosecute any patents covering Compounds as Rigel Patents in accordance with Article 7.  To the extent any patent applications cover compounds that are created by Rigel under this Section 3.9(b), none of which satisfy the definition of a Compound, Rigel shall have the sole right to file, prosecute and maintain patents covering such inventions without any duty to inform Pfizer as to its patenting activities.

3.10                        Pfizer Option To Request De Novo Compound Discovery.  As of the Effective Date, the Research Plan contemplates only the assessment of the existing Rigel library of compounds that have been demonstrated to be Syk tyrosine kinase inhibitors with a specified level of activity for potential Development and Commercialization by Pfizer, together with the

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provisions of Section 3.9 regarding the creation of Compound Analogs and Derivatives.  However, Pfizer may request that Rigel commence a research program pursuant to a new research plan which plan will include, without limitation, de novo discovery of new Compounds, by providing notice to Rigel prior to the end of the Research Term.  If Pfizer provides such notice, then the Parties shall negotiate in good faith the terms and conditions of an amendment to this Agreement to provide for such a program.  Such amendment would need to specify, among other things, the nature and magnitude of the new discovery program, the allocation of costs (it being understood that Rigel’s internal costs would be borne by Pfizer at an FTE rate of [ * ]), and the respective rights of the Parties regarding the ownership and licensing of any resulting compositions of matter.  If the Parties have not mutually agreed on an amendment of this Agreement within one hundred and eighty (180) days following the delivery of a notice by Pfizer pursuant to this Section 3.10, then Rigel shall have no obligation to conduct such a discovery program or to continue the negotiations with Pfizer.

4.                                      DEVELOPMENT AND COMMERCIALIZATION

4.1                               Development Plan.  The Development of each Product shall be governed by a development plan that describes the proposed overall program of Development (the “Development Plan”).  Pfizer shall have the sole right and responsibility for preparing the Development Plan for each Product. Pfizer shall provide annual written reports to Rigel regarding continuing Development activities and plans for the Products, and shall, upon Rigel’s request and no more than once per calendar year, meet with Rigel and discuss such Development activities and plans.  Pfizer shall conduct any Development of Products in compliance in all material aspects with the requirements under applicable laws, rules and regulations, including without limitation GLP, GCP and GMP, to attempt to achieve its objectives.

4.2                               Development Diligence.

(a)                                  Following its election to commence Advanced Preclinical Development of a Compound, Pfizer shall use Diligent Efforts to Develop or Commercialize, as applicable, at least one Compound at all times during the Term of this Agreement.

(b)                                  Pfizer shall inform Rigel within ten (10) Business Days following the occurrence of any event described under Schedule 8.5(b).

4.3                               Regulatory Affairs.

(a)                                  Pfizer shall own and be responsible for preparing and submitting Regulatory Filings, seeking Regulatory Approvals, and maintaining Regulatory Approvals for Products, including preparing all reports necessary as part of an IND, NDA, DMF, BLA or other necessary filing required for Regulatory Approval.

(b)                                  With regard to sharing of Regulatory Filings, each Party shall permit the other Party to access, and shall provide the other Party with sufficient rights to reference and use in association with exercising its rights and performing its obligations under this Agreement, all of its, its Affiliates’ and their respective suppliers’ Regulatory Filings, and Regulatory Approvals for Products.

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(c)                                  In conducting any Development activities hereunder, each Party shall: (a) ensure that its employees, agents, clinical institutions and clinical investigators comply with all FDA statutory and regulatory requirements with respect to Products, including but not limited to:  the Federal Food, Drug and Cosmetic Act, as amended (FFDCA), the Public Health Service Act (PHSA), regulatory provisions regarding protection of human subjects, financial disclosure by clinical investigators, Institutional Review Boards (IRB), GCP, GLP, IND regulations, and any conditions imposed by a reviewing IRB or the FDA; and (b) not utilize, in conducting studies on Products any person or entities that at such time are debarred by FDA, or that, at such time, are under investigation by FDA for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. Section 335).

4.4                               Manufacture and Supply.  Except as otherwise specified in the Research Plan or in Section 3.6, Pfizer shall be responsible for the manufacture of preclinical and clinical materials for each Product, and for the commercial supply of each Product, and for all costs associated therewith.  Pfizer shall use Diligent Efforts to make necessary filings to obtain, or cause a Third Party manufacturer to obtain, Regulatory Approval for the manufacture of Products.

4.5                               Development Costs.  Pfizer shall be responsible for all costs associated with the Development and Commercialization of Products.  If Pfizer requests Rigel’s assistance with certain tasks related to the Development of Products, and Rigel agrees to assist, then Pfizer shall reimburse Rigel for any reasonable costs Rigel should incur associated with such tasks.  Within thirty (30) days after the end of each calendar quarter, Rigel shall submit to the Pfizer an accounting of all costs Rigel incurs under the Development Plan during that quarter, including reasonable detail demonstrating the specific basis for the costs and expenses included in the summary.  Such summary may include an allocation of time spent by Rigel personnel in conducting such Development activities, that shall be reimbursed at an FTE rate of [ * ].  Pfizer shall on a quarterly basis, within forty five (45) days after the end of each Pfizer Quarter (provided that Rigel submitted its accounting report on time), prepare and submit to Rigel a reimbursement of the costs incurred by Rigel.

4.6                               Trademarks.  Pfizer shall select trademarks for the Product and shall own all such trademarks.

4.7                               Pricing.  Pfizer shall be solely responsible for the pricing and other terms of sale for Products.

5.                                      LICENSES AND RELATED RIGHTS

5.1                               License to Pfizer.  Subject to the terms of this Agreement, Rigel grants to Pfizer the following:

(a)                                  a worldwide, exclusive (even as to Rigel) license, with the right to sublicense, under the Rigel Technology, to make, have made, use, import, offer for sale and sell Compounds and Products for Intrapulmonary Administration in the Territory and in the Field; and

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(b)                                  solely with respect to those  Compounds for which Pfizer has Commenced human clinical trials of a Product for Intrapulmonary Administration, a worldwide, exclusive (even as to Rigel) license, with the right to sublicense, under the Rigel Technology, to make, have made, use, import, offer for sale and sell such Compounds and Products for Other Topical Administrations in the Territory.

For the avoidance of doubt, the licenses granted to Pfizer in this Section 5.1 convey no rights with respect to any Syk Inhibitor owned or Controlled by Rigel other than Compounds.

5.2                               Residual Know-How.  Except as provided in this Section 5.2, neither Party shall use Confidential Information of the other Party for any purpose outside the Collaboration.  In this regard, the Parties recognize that during the course of this Agreement, certain information in intangible form (excluding for this purpose, in electronic medium), may be retained by those employees or agents of a Party who have had access to the other Party’s Confidential Information (the “Residual Information”).  Each Party shall be free to use the Residual Information of the other Party for any purpose.  Notwithstanding the foregoing, compounds, materials, and written or tangible data (including data in electronic medium) of the other Party, to the extent not in the public domain, shall not be used for any purpose outside the Collaboration.

5.3                               Exclusivity.

(a)                                  During [ * ]:  Rigel and its Affiliates shall not, except pursuant to this Agreement, directly or indirectly, by itself or with any Third Party, Commercialize (i) any Syk Inhibitor in the Field, or (ii) any Compound for any purpose (unless the rights to such Compound have reverted to Rigel pursuant to Section 9.3), and Pfizer and its Affiliates shall not, except pursuant to this Agreement, directly or indirectly, by itself or with any Third Party, Commercialize (i) any Syk Inhibitor in the Field, or (ii) any Compound for any purpose.

(b)                                  During [ * ]:  Rigel and its Affiliates shall not, except pursuant to this Agreement, directly or indirectly, by itself or with any Third Party, conduct research on or Develop any Syk Inhibitor in the Field, and Pfizer and its Affiliates shall not, except pursuant to this Agreement, directly or indirectly, by itself or with any Third Party, conduct research on or Develop any Syk Inhibitor in the Field.

5.4                               Acquisition of Competing Product.  Notwithstanding the provisions of Section 5.3, which provisions shall not be deemed breached as a result of an acquisition or merger described in this Section 5.4, if Pfizer acquires a Competing Product through acquisition or merger with the whole or substantially the whole of the business or assets of another Person, Pfizer shall, within forty five (45) days from the date of Pfizer’s board approval of such acquisition or merger, notify Rigel of such merger or acquisition and as to whether Pfizer intends to divest its interest in such Competing Product.  If Pfizer elects to divest its interest in such Competing Product, Pfizer shall use reasonable efforts to identify a Third Party purchaser to whom Pfizer will divest its interest in such Competing Product and to enter into a definitive agreement with such Third Party for such divestiture as soon as reasonably practicable under the circumstances (which may be subject to the terms of a Hold Separate Transaction (as defined

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below) as applicable).  If Pfizer elects not to divest its interest in such Competing Product or fails to enter into a definitive agreement with a Third Party to divest such Competing Product (other than as part of any Hold Separate Transaction) within [ * ] months after the closing of the acquisition or merger for which Pfizer has provided Rigel with notice, or if such divestiture is subject to the terms of a Hold Separate Transaction, within [ * ] months after the closing of the acquisition or merger for which Pfizer has provided Rigel with notice, then Rigel shall have the option, upon notice to Pfizer given no later than ninety (90) days after the earlier of: (i)  Pfizer’s election not to divest such Competing Product; and (ii) the end of either of such [ * ] month or [ * ] month period described above, as applicable, to terminate this Agreement, such termination to be effective upon the expiration of such ninety (90) day notice period unless waived by Rigel during such period.  As used herein, a “Hold Separate Transaction” shall mean any “hold separate” transaction (whether through the establishment of a trust or otherwise) involving the proposed sale of the applicable Competing Product pursuant to an agreement with any Governmental Authority responsible for antitrust laws.

5.5                               Pfizer’s Option to R-112 and Allergic Rhinitis.  In the event that Rigel either (a) terminates its active development of R-112 for allergic rhinitis, or (b) completes Phase II(b) Trials with respect to R-112; and Rigel has not licensed, assigned, or otherwise conveyed the right to develop and commercialize R-112 to a Third Party prior to the completion of such Phase II(b) Trials, then Rigel shall promptly provide Pfizer with notice of such occurrence together with all material information regarding the formulation, stability, safety and efficacy of R-112 and its backups; the status of discussions with FDA or any Governmental Authorities directly relating thereto; and relevant patent information (together, the “R-112 Notice”).  Upon Pfizer’s receipt of such notice and supporting information, Pfizer shall have [ * ] to provide Rigel with notice of Pfizer’s intent to negotiate an expansion of the Field to include allergic rhinitis, or an exclusive license to R 112 and its backups, or both.  If Pfizer elects to engage in such negotiations, then the Parties shall negotiate in good faith, for up to [ * ] following Pfizer’s receipt of the R-112 Notice (the “[ * ]Day Period”), the terms and conditions of a license to expand Pfizer’s rights under this Agreement to include allergic rhinitis, R-112 and such additional Syk tyrosine kinase inhibitors as the Parties agree.  During the [ * ]Day Period, Rigel shall not negotiate with Third Parties with respect to such subject matter.  However, such negotiation shall be without obligation to actually enter into any agreement.  If Pfizer and Rigel do not agree on the terms and conditions of such a license within the [ * ]Day Period, then Rigel shall be free to grant such license(s) to any Third Party(ies) without further obligation to Pfizer.

5.6                               Bankruptcy.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property,

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provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full.  Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by the Noninvolved Party.  The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other applicable law.

5.7                               Negative Covenant.  Pfizer and its Affiliates shall not Develop or Commercialize Compounds or Products outside of the scope of the license granted to Pfizer under Section 5.1.

5.8                               HSR.  Promptly following signing of this Agreement, Pfizer and Rigel shall take (i) all actions necessary to make the filing required under the HSR Act, and (ii) reply at the earliest possible date with any requests for information received from the United States Federal Trade Commission (“FTC”) or Antitrust Division of the United States Department of Justice (“DoJ”) pursuant to the HSR Act.  The Parties shall, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries or other contacts with the FTC or DoJ concerning the transactions contemplated hereby and shall use commercially reasonable efforts to obtain any clearances related to this Agreement that are necessary under the HSR Act.  Each Party shall be responsible for its own costs in connection with such filing, except that Pfizer shall be solely responsible for the applicable filing fees.

5.9                               Access to Documents.  From and after the date of this Agreement and until the Effective Date, upon reasonable advance notice, each Party shall permit the other Party to have access, during normal business hours, to all Information concerning the Compounds as such Party from time to time may reasonably request.

6.                                      FINANCIAL TERMS

6.1                               Upfront Payment.  Pfizer shall pay to Rigel (a) an upfront payment of [ * ] payable within fifteen (15) days after the date of Pfizer’s receipt of an invoice from Rigel issued on or at any time after the Effective Date, and (b) on the date such [ * ] payment is made, five million dollars ($5,000,000), payable in exchange for 190,694 shares of Rigel common stock pursuant to the Common Stock Purchase Agreement attached hereto as Exhibit B.

6.2                               Milestone Payments.

(a)                                  Pfizer shall pay Rigel a milestone payment (each, an “Event Milestone Payment”) in respect of each of the following events (each, an “Event Milestone”) in the particular amounts specified below no later than ten (10) Business Days after the date of Pfizer’s receipt of an invoice from Rigel.  Pfizer will notify Rigel within ten (10) Business Days of the occurrence of each Event Milestone described in (iii) to (xii) below that entitles Rigel to issue the invoice concerned.

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	For Compounds	Event Milestone
(i)	[ * ]

Earlier of Pfizer’s determination to commence Advanced Preclinical Development of the first Compound, or 180 days (as this may be extended pursuant to Section 3.5) from delivery to Pfizer by Rigel of the data resulting from the completion by Rigel of its tasks under the Research Plan for such Compound.

(ii)	[ * ]

Earlier of Pfizer’s determination to commence Advanced Preclinical Development of a second Compound, or 180 days (as this may be extended pursuant to Section 3.5) from delivery to Pfizer by Rigel of the data resulting from the completion by Rigel of its tasks under the Research Plan for such Compound.

(iii)	[ * ]	Commencement of Phase I Trial for the first Compound

(iv)	[ * ]	Commencement of Phase II(a) Trial for the first Compound

(v)	[ * ]	Commencement of Phase II(b) Trial for the first Compound

(vi)	[ * ]	Commencement of Phase III Trials for the first Compound

	For Products (other than Combination Products)	For Combination Products	Event Milestone
(vii)	[ * ]	[ * ]	Acceptance of an NDA for the first Product or Combination Product, as applicable, in the United States

(viii)	[ * ]	[ * ]	Acceptance of filings for Regulatory Approval for the first Product or Combination Product, as applicable, in three of the five Major European Countries

(ix)	[ * ]	[ * ]	Acceptance of filing for Regulatory Approval for the first Product or Combination Product, as applicable, in Japan

(x)	[ * ]	[ * ]	Launch of the first Product or Combination Product, as applicable, in the United States

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(xi)	[ * ]	[ * ]	Launch of the first Product or Combination Product, as applicable, in three of the five Major European Countries

(xii)	[ * ]	[ * ]	Launch of the first Product or Combination Product, as applicable, in Japan

(b)                                  [ * ] of the Event Milestone Payments in subsections (vii) through (xii) above, shall be credited against the royalty payments set forth in Section 6.3, provided, however, no royalty payment shall be reduced by more than [ * ] by any such credit.

(c)                                  All Event Milestone Payments set forth in this Section 6.2 shall be paid to Rigel only once regardless of the number of Compounds or Products developed under the Collaboration.  Event Milestone Payments owed to Rigel under this Section 6.2 which refer to the “first Compound” or “first Product” shall be paid to Rigel for the first Compound or first Product to achieve such Event Milestone, regardless of whether such Compound or Product comprises the first Compound selected by Pfizer pursuant to Section 3.3 or 3.4(a).  Royalty payments set forth in Section 6.3 shall be paid to Rigel for each Product sold.

(d)                                  If a Phase II(b) Trial or Phase III Trial of a Product Commences, or a Product is the subject of an NDA, such Product shall be deemed to have achieved the Event Milestones prior to that stage of Development, and if a related Event Milestone Payment for such earlier stage of clinical trial has not been previously paid, it shall then be paid.

(e)                                  In the event that a Party has given the other Party any notice of termination of this Agreement under Section 9, no further Event Milestone Payments shall become due during such notice period.

6.3                               Royalty Payments.  Pfizer shall pay Rigel the following royalty payments based on Net Sales of each Product in the Territory:

(a)                                  [ * ] for Net Sales in a calendar year up to [ * ];

(b)                                  [ * ] for Net Sales in a calendar year over [ * ] and up to [ * ];

(c)                                  [ * ] for Net Sales in a calendar year over [ * ] and up to [ * ]; and

(d)                                  [ * ] for Net Sales in a calendar year over [ * ].

Notwithstanding the foregoing, (i) for Net Sales based on sales of a Product in the United States, any payments owed with respect to such Product pursuant to this Section 6.3 shall be reduced (x) by [ * ] for any period of time during the Royalty Term during which no Patent under the Rigel Patents with a Valid Claim covering such Product are in effect in the United States, subject to Section 6.4, and (y) by [ * ] if during the relevant Pfizer Quarter there is Generic Competition

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in the United States; provided that in no event shall such payments be reduced by more than [ * ] as a result of the events described in clauses (x) and (y)  above occurring; and (ii) for Net Sales based on sales of a Product in a country in the Territory, other than the United States, any payments owed with respect to such Product pursuant to this Section 6.3 shall be reduced by [ * ] in the country concerned if during the relevant Pfizer Quarter there is Generic Competition in such country.

6.4                               Pending Patent Applications.  If a pending patent application that is included within the Rigel Patents issues in a country after the Royalty Term has already expired in such country, and such issued Patent contains a Valid Claim, then Pfizer shall, (a) within sixty (60) days after receipt from Rigel of evidence of such issuance from the relevant Governmental Authority, pay to Rigel royalties based on Net Sales in such country from the date of the expiration of the Royalty Term in such country up to and including the date of issuance of such Patent and (b) continue to make Royalty Payments in such country so long as there is a Valid Claim Controlled by Rigel covering a Product in such country.  This Section 6.4 shall also apply if there has been a reduction in the royalty payments paid to Rigel pursuant to Section 6.3 and a Rigel Patent with a Valid Claim later issues (in which case the amount of any related royalty reduction effected pursuant to Section 6.3 shall then be paid to Rigel).

6.5                               Payments and Payment Reports.  All royalties due under Section 6.3 shall be paid within sixty (60) days of the end of the relevant Pfizer Quarter for which such royalties are due.  Each royalty payment shall be accompanied by a statement stating the number, description, and aggregate Net Sales, by country, of each Product sold during the relevant Pfizer Quarter.

6.6                               Payment Method.  All payments due under this Agreement to Rigel shall be made by bank wire transfer in immediately available funds to an account designated by Rigel.  All payments hereunder shall be made in the legal currency of the United States of America.

6.7                               No Credits or Refunds.  Other than as set forth under Sections 3.5, 6.2(b) and 6.12, all payments to Rigel hereunder shall be noncreditable and nonrefundable.

6.8                               Taxes. It is understood and agreed between the Parties that any payments made under Section 6.1 or 6.2 of this Agreement are inclusive of any value added or similar tax imposed upon such payments.  In addition, in the event any of the payments made by Pfizer pursuant to Section 6 become subject to withholding taxes under the laws of any jurisdiction, Pfizer shall deduct and withhold the amount of such taxes for the account of Rigel to the extent required by law, such amounts payable to Rigel shall be reduced by the amount of taxes deducted and withheld, and Pfizer shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Rigel an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Rigel to claim such payment of taxes. Any such withholding taxes required under applicable law to be paid or withheld shall be an expense of, and borne solely by, Rigel.  Pfizer will provide Rigel with reasonable assistance to enable Rigel to recover such taxes as permitted by law.

6.9                               Blocked Currency.  In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to Rigel in

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the country in local currency by deposit in a local bank designated by Rigel, unless the Parties otherwise agree.

6.10                        Sublicenses.  In the event that Pfizer grants licenses or sublicenses to Third Parties to sell Products that are subject to the royalties under Section 6.3, such licenses or sublicenses shall include an obligation for the licensee or sublicense to account for and report its sales of Products on the same basis as if such sales were Net Sales by Pfizer, and Pfizer shall pay to Rigel, with respect to such sales, royalties as if such sales of the licensee or sublicense were Net Sales of Pfizer.

6.11                        Foreign Exchange.  Conversion of sales recorded in local currencies to U.S. dollars will be performed in a manner consistent with Pfizer’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

6.12                        Interest.  If Pfizer fails to make any payment due to Rigel under this Agreement, then interest shall accrue on a daily basis at a rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due, as published by The Wall Street Journal.

6.13                        Records; Audits.  Each Party shall keep or cause to be kept such records as are required to determine, in a manner consistent with generally accepted accounting principles in the United States, the sums or credits due under this Agreement, including, but not limited to Net Sales.  At the request (and expense) of either Party, the other Party and its sublicensees shall permit an independent certified public accountant appointed by such Party and reasonably acceptable to the other Party, at reasonable times not more than once a year and upon reasonable notice, to examine only those records as may be necessary to determine, with respect to any calendar year ending not more than three (3) years prior to such Party’s request, the correctness or completeness of any royalty report or payment made under this Agreement.  Results of any such examination shall be (i) binding on the Parties other than in the case of manifest error, (ii) limited to information relating to the Products, (iii) made available to both Parties, and (iv) subject to Article 8.  The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than five percent (5%) from the amount of the original report, royalty or payment calculation, in which case the Party being audited shall bear the full cost of the performance of such audit.  Pfizer shall promptly pay to Rigel the amount of any underpayment of royalties revealed by an examination and review.  Any overpayment of royalties by Pfizer revealed by an examination and review shall be fully-creditable against future royalty payments under Section 6.3.

7.                                      INTELLECTUAL PROPERTY

7.1                               General Principles.  Except as provided in the following sentence, all inventions having as inventors solely employees or independent contractors of one Party in the course of the Parties’ performance under this Agreement and all intellectual property rights therein (“Sole Inventions”), shall be the property of such Party, except as otherwise provided below.  All inventions covering Compounds made by Pfizer pursuant to Section 3.9(a) shall be treated as Joint Inventions, regardless of actual inventorship, and all inventions made by Pfizer and assigned to Rigel under Section 3.9(a) shall be deemed Sole Inventions of Rigel, regardless of

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actual inventorship.  All inventions having as inventors employees or independent contractors of both Parties in the course of the Parties’ performance under this Agreement, and all intellectual property rights therein (“Joint Inventions”), shall be jointly owned by the Parties.  Determinations of inventorship, and each Party’s rights and interests to Joint Inventions and jointly created Know-How, shall be the same as provided with respect to patents under United States law, and in particular, subject in all cases to the provisions of this Agreement, including without limitation Sections 3.9 and 5.3, either Party may exploit or grant licenses under such Joint Inventions and jointly created know-how without a duty of accounting to the other Party.

7.2                               Disclosure.  Each Party shall promptly disclose to the other Party any Joint Invention, or variations upon inventions disclosed in the Rigel Patents or otherwise relating to the Compounds, that are discovered or reduced to practice the course of the Collaboration that it believes may be patentable.

7.3                               Patent Prosecution and Maintenance. Except as otherwise provided in this Section 7.3, each Party shall direct the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Patents covering its Sole Inventions.

(a)                                  Rigel shall direct the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Rigel Patents.  Rigel shall consult with Pfizer in connection with the continued prosecution and maintenance by Rigel of the patents under Rigel Patents to the extent they are directed to the rights licensed to Pfizer under this Agreement, including, in particular (but without limitation) as described in subsections (i) — (iii) below.  Rigel shall not abandon any such Rigel Patents without at least sixty (60) days’ prior notice to Pfizer.  If Rigel decides to abandon any such Rigel Patents, Pfizer shall have the option to continue the prosecution and maintenance of such patents and related applications at its expense.

(i)                                    Rigel will provide Pfizer with copies of all correspondence with the U.S. Patent and Trademark Office or its foreign counterparts pertaining to prosecution of Rigel Patents to the extent they are directed to the rights licensed to Pfizer under this Agreement, and as to which Pfizer has a license under this Agreement, reasonably in advance of any relevant filing deadline or intended filing date for Pfizer to review and comment thereon, and to incorporate, absent a substantial reason to the contrary, Pfizer’s comments on such filing before submitting such filing to the relevant patent authority, and to provide Pfizer with a copy of all material notices received from a patent authority with respect thereto;

(ii)                                Upon Pfizer’s written request, and provided Pfizer provides such written request reasonably in advance of any relevant filing deadline or intended filing date, Rigel will file patent applications (including continuations, divisionals and continuations in part) directed to the rights licensed to Pfizer under this Agreement, including but not limited to separate applications in the United States for the purpose of obtaining Hatch-Waxman extensions, and Pfizer shall bear the costs associated with filing, prosecuting and maintaining such patent applications; and

(iii)                            Rigel shall notify Pfizer at least 90 days prior to the deadline for entering into national phase with respect to any PCT application included in the Rigel Patents.

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Rigel shall file, prosecute and maintain such patent applications in each of the countries set forth on Schedule 7.3(a)(iii) (the “Rigel Country List”), unless otherwise consented to in writing by Pfizer.  Pfizer shall reimburse Rigel for [ * ] of the costs Rigel incurs after the Effective Date associated with the filing, prosecuting and maintaining of patent applications covering rights licensed to Pfizer under this Agreement for those countries set forth on the Rigel Country List, provided, however, that the total costs borne by Pfizer associated with such patent applications in countries on the Rigel Country List shall not exceed [ * ].  No later than 60 days prior to said entry into national phase, Pfizer shall provide Rigel with a list of additional countries, if any, in which Pfizer would like Rigel to file or designate, as applicable, such patent applications.  Rigel shall file international patent applications, or designate for national filing and file, in all such countries requested by Pfizer, and Pfizer shall reimburse Rigel for all costs incurred in connection with filing, prosecuting and maintaining such patent applications and related patents in the countries specified by Pfizer.

(iv)                               Pfizer shall reimburse Rigel for the costs Rigel incurred prior to the Effective Date associated with the filing, prosecuting and maintaining patent applications directed towards Compounds that were filed in the countries set forth in Schedule 7.3(a)(iv).  Such costs shall be set forth in the first quarterly reimbursement invoice submitted to Pfizer pursuant to Section 7.9. Rigel shall file, prosecute and maintain such patent applications in each of the countries set forth on Schedule 7.3(a)(iv), unless otherwise consented to in writing by Pfizer.  Pfizer shall reimburse Rigel for all of the costs Rigel incurs after the Effective Date associated with the filing, prosecuting and maintaining of patent applications covering rights licensed to Pfizer under this Agreement for those countries set forth on Schedule 7.3(a)(iv).

(b)                                  Pfizer shall direct the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Pfizer Patents and all Patents for Joint Inventions.  Pfizer shall consult with Rigel in connection with the continued prosecution and maintenance by Pfizer of the Patents for Joint Inventions (the “Joint Patents”).  Pfizer shall not abandon any such Joint Patents without at least sixty (60) days’ prior notice to Rigel.  If Pfizer decides to abandon any such Joint Patents, Rigel shall have the option to continue the prosecution and maintenance of such patents and related applications at its expense.  Pfizer will provide Rigel with copies of all correspondence with the U.S. Patent and Trademark Office or its foreign counterparts pertaining to prosecution of Joint Patents, reasonably in advance of any relevant filing deadline or intended filing date for Rigel to review and comment thereon, and to incorporate, absent a substantial reason to the contrary, Rigel’s comments on such filing before submitting such filing to the relevant patent authority, and to provide Rigel with a copy of all material notices received from a patent authority with respect thereto.

(c)                                  The Party that, pursuant to this Section 7.3, directs the filing, prosecution and maintenance of a particular Patent shall bear all expenses associated with such activities, unless expressly provided for otherwise herein.

(d)                                  Each Party shall cooperate with the other and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect the other’s ownership interest in accordance with the intent of this Agreement including, without limitation, the execution of necessary and appropriate instruments of assignment to achieve such joint ownership as set forth in Section 7.1 and the provision, on a

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reasonable basis, of its employees, agents, consultants and independent contractors to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the prosecuting Party to undertake Patent prosecution for Joint Inventions as provided in this Agreement.  In addition, Rigel agrees that it will, and will cause its Affiliates to, (i) execute and file those notices and other filings as Pfizer shall request be made, from time to time with the United States Patent and Trademark Office (or any successor agency) with respect to the rights granted under this Agreement, (ii) maintain at all times during the term of this Agreement the Rigel Patents free and clear of any and all mortgages, liens, pledges and security interests, and (iii) as a condition to any transfer of any such Rigel Patents, any such transferee shall be obligated to perform all of Rigel’s obligations under this Agreement with respect to the transferred Patents.

7.4                               Enforcement of Patent Rights.

(a)                                  Enforcement of Pfizer Patents.  In the event that Rigel becomes aware of a suspected infringement of any Pfizer Patent or any Patent covering a Sole Invention of Pfizer that covers a Compound or Product, Rigel shall notify Pfizer promptly, and following such notification, the Parties shall confer.  Pfizer shall have the sole right, but shall not be obligated, to bring an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control.

(b)                                  Enforcement of Rigel Patents.  In the event that either Party becomes aware of a suspected infringement by a Third Party of any Rigel Patent licensed to Pfizer under this Agreement and such potential infringement or claim relates to a Compound or a Product, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer.  Pfizer shall have the right, but shall not be obligated, to bring an infringement action at its own expense, in its own name and entirely under its own direction and control. Rigel, upon request of Pfizer, agrees to join in any such litigation at Pfizer’s expense and to cooperate with Pfizer in connection with such litigation.

(c)                                  Enforcement of Joint Patents.  In the event that either Party becomes aware of a suspected infringement of any Joint Patent, such Party shall notify the other Party promptly.  Following such notification, the Parties shall confer.  Pfizer shall have the right, but shall not be obligated, to bring an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control.  Rigel, upon request of Pfizer, agrees to join in any such litigation at Pfizer’s expense and to cooperate with Pfizer in connection with such litigation.

(d)                                  If Pfizer fails to prosecute any action described in subsections (a), (b) or (c) of this Section 7.4, Rigel shall have the right upon 60 days prior notice to Pfizer, at Rigel’s sole expense and for Rigel’s sole benefit, to institute any such litigation.

(e)                                  Recoveries.  In the event either Party exercises the rights conferred in this Section 7.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by such Party in connection therewith, including attorneys fees.  If after such reimbursement any funds shall remain from such damages or other sums

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recovered, and such funds shall be retained by such Party that controlled the litigation.  If Pfizer is the Party to exercise the rights conferred in this Section 7.4, [ * ].

7.5                               Defense of Third Party Claims.  If a claim is brought by a Third Party alleging patent infringement by Pfizer or Rigel with respect to the manufacture, use, sale, offer for sale or importation of a Compound or Product, each Party will give prompt notice to the other Party of such claim.  Promptly upon receipt of such notice, the Parties shall meet and discuss in good faith if such activity infringes such Third Party’s intellectual property rights, and shall take necessary steps on this matter.  In the event of any Third Party claim against a Party with respect to the Research Program or Products, each Party shall, subject to the rights of each Party under Section 11 below, be entitled to defend itself in such matter.

7.6                               License to Third-Party Patents.  If Pfizer (a) reasonably determines in good faith that, in order to avoid infringement of any patent not licensed to Pfizer hereunder, it is reasonably necessary to obtain a license related to a Compound from a Third Party in order to make, use, sell, offer for sale or import a Compound in a country in the Territory and to pay a royalty or other fee under such license (including, without limitation, in connection with settlement of a patent infringement claim), or (b) shall be subject to a final court or other binding order or ruling requiring the payment of a royalty or other payment to a Third Party patent holder in respect of sales of any Product in a country in the Territory, then the amount of royalty payments to Rigel with respect to Net Sales for such Product in such country shall be reduced by the lesser of (i)[ * ].

7.7                               Hatch-Waxman Certification.  Each Party shall inform the other of any certification regarding any Patent it has received pursuant to either 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide the other Party with a copy of such certification within five (5) days after receipt. The Parties’ rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 7.4.

7.8                               Patent Term Restoration/Supplemental Protection.  The Parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Rigel Patents.  In the event that elections with respect to obtaining such patent term restoration are to be made, Pfizer shall have the right to make the election and Rigel agrees to abide by such election.

7.9                               Reimbursement.  Rigel shall invoice Pfizer for any costs incurred by Rigel that are to be borne by Pfizer pursuant to this Article 7 following each Pfizer Quarter in the United States.  Pfizer shall pay Rigel within thirty (30) days following Pfizer’s receipt of any such invoice.

8.                                      CONFIDENTIALITY

8.1                               Treatment of Confidential Information.  The Parties agree that during the Term, and for a period of five (5) years after the end of the Term, a Party receiving Confidential Information of the other Party will (a) maintain in confidence such Confidential Information to

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the same extent such Party maintains its own proprietary industrial information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts), (b) not disclose such Confidential Information to any Third Party without prior consent of the other Party, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement.

8.2                               Exceptions.  A Party shall not have the obligations set forth in Section 8.1 with respect to any portion of such Confidential Information that it can show by adequate documentation:

(a)                                  is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

(b)                                  was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party;

(c)                                  is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential;

(d)                                  has been published by a Third Party; or

(e)                                  has been independently developed by the receiving Party without the aid, application or use of Confidential Information.

8.3                               Authorized Disclosure.  Notwithstanding Section 8.2, a Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is necessary in the following instances:

(a)                                  filing or prosecuting Joint Patents, Compounds or Products;

(b)                                  Regulatory Filings for Products;

(c)                                  prosecuting or defending litigation relating to Compounds or Products;

(d)                                  complying with applicable laws and governmental regulations; and

(e)                                  disclosure, in connection with the performance of this Agreement, to Affiliates, licensees, sublicensees, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8.

8.4                               The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.  Such terms may be disclosed by a Party to individuals or entities covered by 8.3(e) above, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8.  Disclosure of the terms of this Agreement (but not other Confidential Information received from the other Party) may also be made, under binders of confidentiality and non use at

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least equivalent in scope to those set forth in this Article 8, to actual or potential bankers, lenders and investors of the disclosing Party, with Pfizer’s prior consent, such consent not to unreasonably be withheld, conditioned or delayed.

8.5                               Publicity.  The public announcement of the execution of this Agreement is set forth on Schedule 8.5a hereto.  In addition, either Party may make a public statement, including in analyst meetings, concerning the Agreement or the progress of the Compound or Products where such statement:  (a) is required by law, applicable stock exchange regulation or legal proceedings, as confirmed upon the request of the other Party by an opinion of counsel, for the Party proposing to make such statement, or (b) concerns one of the events described in Schedule 8.5b.  In connection with any filing described in subsection 8.5(a), such Party shall endeavor to obtain confidential treatment of economic and trade secret information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder, and shall cooperate with each other with respect to all such disclosures.  The Party that is required to or has otherwise decided to make a public statement pursuant to this Section 8.5 will give the other Party sufficient advance notice of the text of any proposed statement so that the other Party will have the opportunity to comment upon the statement, and such comments will be taken into account in the final statement.  Otherwise, neither Party will make any public announcement regarding the terms of or events related to the Agreement without the prior consent of the other Party.

8.6                               Publications.  Neither Rigel, its employees, contractors or investigators shall publish or present any information, including without limitation the results of the Research Program or preclinical or clinical studies with respect to any Compound or Product without Pfizer’s prior consent (which may be withheld in its sole and final discretion), except as required under Section 8.3(d).  During the Research Term, Pfizer agrees to provide Rigel the opportunity to review any proposed abstracts, manuscripts or scientific presentations (including verbal presentations) that relate to any Compound or Product at least forty five (45) days prior to their intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until Rigel is given a reasonable period of time to secure patent protection for any material in such publication that it believes to be patentable.  Rigel understands that a reasonable commercial strategy may also require delay of publication of information or filing of patent applications.  The Parties agree to review and decide whether to delay publication of information or filing of patent applications under certain circumstances.  Neither Party shall have the right to publish or present Confidential Information of the other Party which is subject to Section 8.1.

9.                                      TERM AND TERMINATION

9.1                               Term.

(a)                                  This Agreement shall become effective on the Effective Date and shall continue until the earlier of (i) expiration of the last Royalty Term, and (ii) the effective date of termination pursuant to Section 9.2, 9.3 or 9.4 (the “Term”).

(b)                                  Prior to the Effective Date, neither Rigel nor Pfizer shall have any rights or obligations hereunder.  Notwithstanding the foregoing, effective as of the signing of this

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Agreement, each of Rigel and Pfizer covenant and agree that (a) Sections 5.8 and 5.9 (related to HSR), 8 (Confidentiality), 12 (Dispute Resolution), and 13.12 (Standstill) shall be in full force and effect, and (b) neither Rigel nor its Affiliates shall negotiate, engage in or otherwise enter into any transaction involving (i) any sale or grant of any rights or licenses to the Rigel Technology in the Field in the Territory for Intrapulmonary Administration or with respect to Compounds, or (ii) any joint venture, co-promotion or similar relationship involving the Rigel Technology in the Field in the Territory for Intrapulmonary Administration or with respect to Compounds.

9.2                               Termination by Pfizer. Pfizer may terminate this Agreement:

(a)                                  at any time for any reason upon ninety (90) days advance notice to Rigel; or

(b)                                  in the event of a Change of Control of Rigel upon thirty (30) days advance notice to Rigel which notice must be provided within 90 days after the consummation of such Change of Control.

9.3                               Termination By Rigel For Lack Of Diligence.

(a)                                  In addition to the rights of termination in the event of material breach (Section 9.4), Rigel may terminate this Agreement upon thirty (30) days advance notice to Pfizer:

(i)                                    in the event that Pfizer has failed to make the Event Milestone Payment to Rigel under to Sections 6.2(a)(i) prior to the expiration of the last time period allowed for Pfizer to make such payment under Sections 3.3 and 3.4(a), as such time period may be extended pursuant to Section 3.5, and the Parties have not agreed by the end of such time period to the commencement of a de novo discovery program pursuant to Section 3.10.  In the case of such an extension pursuant to Section 3.10, if no payment was made to Rigel under Section 6.2(a)(i) during the Research Term (as such term was in effect prior to such extension), all compounds listed on Schedule 1.13, and all analogs, derivatives, prodrugs, stereoisomers, salts and polymorphs of such compounds, shall be deleted from the definition of “Compound” and Rigel may thereafter license, develop and commercialize such compounds, subject to the restrictions set forth in Section 5.3;

(ii)                                in the event that Pfizer has failed to fulfill its Diligent Efforts obligations under Section 4.2, provided, however, that such termination shall apply to the Agreement as a whole only if Pfizer has failed to fulfill its Diligent Efforts obligations as to each Product then in Development.  If Pfizer has continued to fulfill its Diligent Efforts obligations as to at least one Product remaining in Development, then such termination shall be on a Compound-by-Compound and Product-by-Product basis and Rigel shall have solely the right to terminate Pfizer’s license with respect to the Compound or Product that were the subject of the diligence failure; or

(iii)                            if, at any time during the Term, both of the following conditions (A) and (B) are satisfied, regardless of reason:  (A) it has been more than [ * ] since the later of

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(x) the date of Pfizer’s most recent payment to Rigel of an Event Milestone Payment under Section 6.2(a)(i) or 6.2(a)(ii), or (y) the date of Pfizer’s most recent designation of a Compound for Advanced Preclinical Development without making such a payment in accordance with the last sentence of Section 3.4(c), and (B) no Compound or Product is then in clinical Development or Advanced Preclinical Development under this Agreement.

(b)                                  In addition to the foregoing, Rigel may terminate Pfizer’s license under Section 5.1 as to an individual Compound and its related Product(s) if it has been more than [ * ] since the payment of the Event Milestone Payment for such Compound pursuant to Section 6.2(a)(i) or 6.2(a)(ii), or the designation of such Compound for Advanced Preclinical Development pursuant to the last sentence of Section 3.4(c), and for any reason Pfizer has not Commenced a Phase I Clinical Trial of a Product incorporating such Compound.  In such event, Rigel’s rights with respect to such Compound and Product shall remain subject to Section 5.3.

(c)                                  In the event of any termination by Rigel pursuant to this Section 9.3 (whether of the Agreement as a whole or as to particular license rights), termination shall be Rigel’s sole and exclusive remedy with respect to such failure of diligence.

9.4                               Mutual Termination Rights.  Either Party may terminate this Agreement if:

(a)                                  It believes that the other Party is in material breach of this Agreement, in which case the non-breaching Party may deliver notice of such material breach to the other Party, such notice to describe in detail the nature of such breach.  The allegedly breaching Party shall have ninety (90) days from receipt of such notice to cure such breach (or, if such default cannot be cured within such 90-day period, the breaching Party must commence and diligently continue actions to cure such default during such 90-day period).  Any such termination shall become effective at the end of such 90-day period unless the breaching Party has cured any such breach or default prior to the expiration of such 90-day period (or, if such default is capable of being cured but cannot be cured within such 90-day period, the breaching Party has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within one hundred eighty (180) days after notice thereof was provided to the breaching Party by the non-breaching Party to remedy such default); or

(b)                                  The other Party is generally unable to meet its debts when due, or makes a general assignment for the benefit of its creditors, or there shall have been appointed a receiver, trustee or other custodian for such Party for or a substantial part of its assets, or any case or proceeding shall have been commenced or other action taken by or against such Party in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of such Party or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law, and any such event shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged.  In such circumstances, the other Party may, upon notice to such Party, terminate this Agreement, such termination to be effective upon such Party’s receipt of such notice; or

(c)                                  The Effective Date has not occurred, for any reason, by [ * ].

(d)                                  If a Party gives notice of termination under this Section 9.4, or if Rigel gives notice of termination under Section 9.3(a)(ii) and 9.3(a)(iii), and the other Party disputes

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whether such notice was proper, then the issue of whether this Agreement has been terminated shall be resolved in accordance with Article 12.  If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective thirty (30) days following the date of the notice of termination.  If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.

9.5                               Effect of Termination.

(a)                                  Survival.

(i)                                    The following provisions shall survive any expiration or termination of this Agreement:  Articles 8, 11, 12 and 13, and Sections 7.1 and 9.5, together with any sections referenced in such surviving provisions or necessary to give them effect.

(ii)                                Except as set forth in Section 6.2(e), termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination.  In addition, except as provided in Section 9.3, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  The remedies provided in Section 9.5(b) are not exclusive of other remedies available to a Party in law or equity.

(b)                                  Licenses.

(i)                                    Upon termination of this Agreement by either Party pursuant to Section 9.4(c), all licenses shall terminate.

(ii)                                Upon termination of this Agreement by Pfizer pursuant to Section 9.2(a) or by Rigel pursuant to Section 9.3 or 9.4(a) or 9.4(b), all licenses to Pfizer under Section 5.1 shall terminate, and (A) subject to Section 9.5(b)(iv), Pfizer shall, and hereby does, grant to Rigel an exclusive, perpetual, royalty-free license, with right to sublicense and to enforce patents, under all Pfizer Patents and Pfizer Know-How, to make, have made, use, import, offer for sale and sell Compounds (as defined as of the Effective Date) and Products comprising such Compounds, for any mode of administration and any indication, and (B) subject to Section 9.5(b)(iv), Pfizer shall transfer to Rigel, without charge other than reimbursement of out-of-pocket expenses, the following materials that are in Pfizer’s possession, in each case that solely relate to such Compounds and Products:  (i) all preclinical data, manufacturing Know-How and human clinical experience database; (ii) all Regulatory Filings; and (iii) all correspondence with the FDA or equivalent foreign agencies ((i), (ii) and (iii), collectively, the “Product Documents”).  Rigel shall have the right to use the Product Documents and the information contained therein as it sees fit in the development and commercialization of products.  Pfizer shall have no liability whatsoever for any inaccuracy or incompleteness of the Product Documents, except in the event of its failure to provide such documents to Rigel.

(iii)                            Upon termination by Rigel of Pfizer’s license rights as to a specific Compound and Product pursuant to Section 9.3(a)(ii) or 9.3(a)(iii), the license to Pfizer under

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Section 5.1 shall terminate solely as to such Compound and Product, and (A) subject to Section 9.5(b)(iv), Pfizer shall, and hereby does, grant to Rigel an exclusive, perpetual, royalty-free license, with right to sublicense and to enforce patents, under all Pfizer Patents and Pfizer Know-How, to make, have made, use, import, offer for sale and sell, such Compound and Product, and (B) subject to Section 9.5(b)(iv), Pfizer shall transfer to Rigel, without charge other than reimbursement of out-of-pocket expenses, all Product Documents related to such Compound and Product.  In such case, Rigel’s rights with respect to such Compound and Product shall remain subject to the exclusivity provisions of Section 5.3.

(iv)                               In the event of any license granted to Rigel pursuant to this Section 9.5(b), then such license shall include the right to make, have made, use, import, offer for sale or sell any device that was used by Pfizer in conjunction with the Compound(s) or Product(s) only as follows:

(1)                                 If the device that was used in conjunction with the Compound(s) or Product(s) licensed to Rigel under this Section 9.5(b) is manufactured by a Third Party and is substantially proprietary to such Third Party (rather than Pfizer or an Affiliate of Pfizer), then, to the extent permitted by agreements between Pfizer and such Third Party (the “Device Licenses”), Pfizer shall, upon Rigel’s written request, assign to Rigel all of its rights and obligations (including the obligation to make applicable royalty or other payments) under the Device Licenses in order to make, have made, use, import, offer for sale and sell, such Compound or Product (including the device).  In the event that Pfizer is prohibited from making such assignment under the terms of the Device Licenses (and fails to obtain consent for such assignment from such Third Party after using its commercially reasonable efforts), then, to the extent permitted by the Device Licenses and upon Rigel’s written request (A) the license granted under this Section 9.5(b) shall include Pfizer’s rights with respect to such device for a period not exceeding 60 days following the applicable date of termination pursuant to Section 9.2, 9.3 or 9.4 (as the case may be), (B) Pfizer shall use commercially reasonable efforts to authorize Rigel to procure such device directly from the Third Party, and (C) Pfizer shall use commercially reasonable efforts to facilitate Rigel in establishing a direct vendor relationship with such Third Party.

(2)                                 If the device that was used in conjunction with the Compound(s) or Product(s) licensed to Rigel is substantially proprietary to Pfizer or an Affiliate of Pfizer (rather than a Third Party), whether or not such device is manufactured by a Third Party, then the license granted to Rigel under this Section 9.5(b) shall exclude any rights to make, have made, use, import, offer for sale or sell such device.

(v)                                   Upon termination of this Agreement by Pfizer pursuant to Section 9.2(b) or Section 9.4(a) or 9.4(b), the licenses to Pfizer under Section 5.1 shall remain in effect, subject to the adjustment mechanisms of Sections 3.3 and 3.4(a).  In such case, Pfizer shall remain liable for the Event Milestone Payments and royalties due under Article 6, but, in the event of termination by Pfizer pursuant to Section 9.4(a), may offset against such payment obligations any contract damages that are determined to be due to Pfizer pursuant to Article 12.  Upon termination by Pfizer pursuant to Section 9.2(b), the JRC formed under Article 2 shall be disbanded, Pfizer shall have no further obligation to deliver Research Plan(s) and Development Plan(s) under this Agreement, and each Party’s exclusivity obligations under Section 5.3 shall

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terminate.  Upon termination by Pfizer pursuant to Section 9.4(a) or 9.4(b), Pfizer shall be relieved of its remaining obligations to Rigel under this Agreement except (subject to the foregoing provisions of this Section 9.5(b)(v)) for Pfizer’s obligations under Articles 6, 7, 8 and 11.

(vi)                               Upon termination by reason of the expiration of the Royalty Term with respect to any Product, then as of the effective date of such termination and on a country-by-country basis, the license from Rigel to Pfizer under Section 5.1 shall convert to a fully-paid, royalty-free, exclusive, sublicensable license under the Rigel Technology to make, have made, use, import, offer for sale and sell such Product for Intrapulmonary Administration and Other Topical Administration in the Field, subject, however, to the royalty provisions of Section 6.4 in the event a Rigel Patent with a Valid Claim later issues covering such Product in such country.

(c)                                  Assignment of Section 3.9 Patents.  Upon termination of this Agreement by Pfizer pursuant to Section 9.2(a) or by Rigel pursuant to Section 9.3 or 9.4(a) or 9.4(b), Pfizer shall promptly assign to Rigel all of its right, title, and interest in and to all patents and patent applications filed by Pfizer, or that Pfizer has the right to file, pursuant to Section 3.9(a).

(d)                                  Royalty Payable By Rigel.  In the event of termination by Rigel of Pfizer’s rights as to a specific Compound or Product pursuant to Section 9.2(b), or of the Agreement as a whole pursuant to Section 9.3 or 9.4, then if Rigel, either alone or through a sublicensee, Commercializes a Product under a license from Pfizer pursuant to Section 9.5(b), Rigel shall pay to Pfizer a royalty of [ * ] of Net Sales of such Product in the Territory.

10.                               REPRESENTATIONS AND WARRANTIES

10.1                        General Representations and Warranties.  Each Party represents and warrants to the other that, as of the date hereof:

(a)                                  it is duly organized and validly existing under the laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)                                  it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)                                  this Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any Governmental Authority having jurisdiction over it;

(d)                                  it has not granted, and will not grant during the Term of the Agreement, any right to any Third Party that would conflict with the rights granted to the other Party hereunder.  It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder;

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(e)                                  it is aware of no action, suit or inquiry or investigation instituted by any governmental agency that questions or threatens the validity of this Agreement; and

(f)                                    all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party to enter into, or perform its obligations under, this Agreement have been obtained, other than in connection with the HSR Act.

10.2                        Representations and Warranties of Rigel.  As of the date hereof, Rigel hereby represents and warrants to Pfizer as follows:

(a)                                  to the best of Rigel’s knowledge, the patents that will issue from the patent applications set forth on Schedule 1.65 will be valid and enforceable;

(b)                                  Rigel has not received any written notice or claim that Rigel is infringing any Third Party Patent through activities related to Compounds or Products, and to the best of its knowledge no Third Party is infringing any Rigel Patent;

(c)                                  to the best of its knowledge, the manufacture of Compounds through Rigel’s current process does not, and the use or sale by Pfizer of any Compound would not, infringe any patents of Third Parties existing as of the execution of this Agreement;

(d)                                  Rigel is the legal and beneficial owner of, or has the right to grant to Pfizer the rights granted herein to, all Rigel Technology with respect to the Compounds, and no other Person has any right, interest or claim in or to such rights, and Rigel has not entered into any agreement granting any right or interest in such Rigel Technology with respect to the Compounds;

(e)                                  Schedule 1.65 contains a complete and correct list as of the Effective Date of all patents and patent applications Controlled by Rigel or any of its Affiliates relating to any Compound or any Product that cover rights licensed to Pfizer in this Agreement;

(f)                                    none of the rights of Rigel or its Affiliates under the Rigel Patents set forth on Schedule 1.65 have been licensed to Rigel or its Affiliates from any Third Party, and none of such rights were developed with funding from the United States government or other governmental entity; and

(g)                                 Rigel has disclosed to Pfizer all material Information known to Rigel concerning the Compounds.

10.3                        Disclaimer Concerning Technology. EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT FOR THOSE SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.  NOTWITHSTANDING

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ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (A) BOTH PARTIES ACKNOWLEDGE AND AGREE THAT, NOTWITHSTANDING THE DILIGENT EFFORTS OF THE PARTIES, THE ACTIVITIES TO BE CONDUCTED UNDER THE RESEARCH PROGRAM AND ANY DEVELOPMENT PLAN PREPARED BY PFIZER ARE INHERENTLY UNCERTAIN, AND THAT THERE ARE NO ASSURANCES THAT THE PARTIES WILL SUCCESSFULLY IDENTIFY A DRUG CANDIDATE OR THAT ANY SUCH CANDIDATE WILL BE SUCCESSFULLY DEVELOPED AND COMMERCIALIZED BY PFIZER AS A PRODUCT; AND (B) EACH PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE CONTRARY.

11.                               INDEMNITIES

11.1                        Mutual Indemnification.  Subject to Section 11.3, each Party hereby agrees to indemnify, defend and hold the other Party, its Affiliates, its licensees, and its and their officers, directors, employees, consultants, contractors, sublicensees and agents (collectively, “Representatives”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation arising out of any such Claim (as defined in this Section 11.1), (collectively, “Damages”) resulting from claims, suits, proceedings or causes of action (“Claims”) brought by a Third Party against a Party or its Representatives based on: (a) breach of any representation or warranty by the indemnifying Party contained in this Agreement, (b) breach of any applicable law by such indemnifying Party, or (c) gross negligence or willful misconduct by such indemnifying Party, its Affiliates, or their respective employees, contractors or agents.

11.2                        Indemnification by a Party.

(a)                                  Subject to Section 11.3, Pfizer hereby agrees to indemnify, defend and hold Rigel and its Representatives harmless from and against any Damages resulting from Claims brought by a Third Party against Rigel or its Representatives resulting directly or indirectly from Pfizer’s Development or Commercialization of any Product, except to the extent that such Damages are covered by Rigel’s indemnification of Pfizer pursuant to Section 11.1.

(b)                                  Subject to Section 11.3, Rigel hereby agrees to indemnify, defend and hold Pfizer and its Representatives harmless from and against any Damages resulting from Claims brought by a Third Party against Pfizer or its Representatives resulting directly or indirectly from Rigel’s Development or Commercialization of any product comprising a compound that has reverted from Pfizer back to Rigel under this Agreement, except to the extent that such Damages are covered by Pfizer’s indemnification of Rigel pursuant to Section 11.1.

11.3                        Conditions to Indemnification.  In the event that any Third Party asserts a claim with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party shall promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

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(a)                                  The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnifying Party shall seek the prior consent of any such Indemnified Party as to any settlement that would materially diminish or materially adversely affect the scope, exclusivity or duration of any Patents licensed under this Agreement, would require any payment by such Indemnified Party, would require an admission of legal wrongdoing in any way on the part of an Indemnified Party or would effect an amendment of this Agreement. In the case of any Third Party Claim that is the subject of Section 11.3, Pfizer shall be entitled to control the defense of such Third Party Claim subject to the remaining provisions of this Section 11.

(b)                                  Within ten (10) days after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume and conduct such defense, with counsel selected by the Indemnifying Party.  During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and cause its Affiliates and agents to cooperate upon request of the Indemnifying Party in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party.  In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s reasonable expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense).  The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

(c)                                  In no event may an Indemnified Party settle or compromise any Third Party Claim for which it/he/she intends to seek indemnification from the Indemnifying Party hereunder without the prior consent of the Indemnifying Party, or the indemnification provided under such Section 11.1, 11.2 or 11.3 as to such Third Party Claim shall be null and void.

11.4                        Exclusion of Damages.  IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, UNLESS SUCH DAMAGES ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INDEMNIFICATION PURSUANT TO THIS ARTICLE 11 SHALL BE THE SOLE AND EXCLUSIVE REMEDY (WHETHER BASED ON

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTRACT, TORT OR ANY OTHER LEGAL THEORY) AVAILABLE TO RIGEL OR PFIZER FOR ANY MATTERS COVERED THEREIN.

12.                               DISPUTE RESOLUTION

12.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree that, in the event of any disputes, controversies or differences that may arise between the Parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof.  If the matter is not resolved within sixty (60) days following the request for discussions, either Party may commence an action in accordance with Section 12.2 below. Notwithstanding the foregoing, each Party shall be entitled to seek injunctive relief and specific performance in any Court without waiting for the expiration of any such sixty (60) day period.

12.2                        Governing Law; Jurisdiction.  Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside Delaware.  If such controversy or claim cannot be resolved by means of negotiations as described in Section 12.1, then such controversy or claim shall be resolved by the United States District Court for the District of Delaware or a local court sitting in Wilmington, Delaware (collectively, the “Courts”).  Each Party (a) irrevocably submits to the exclusive jurisdiction in the Courts, for purposes of any action, suit or other proceeding relating to or arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.

13.                               MISCELLANEOUS

13.1                        Entire Agreement; Amendment.  This Agreement, including the exhibits attached hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer, unless such force majeure specifically precludes the payment process.

13.3                        Notices.  Any notices, approvals, or consents required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, internationally recognized express delivery service or personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

For Rigel:	Rigel Pharmaceuticals, Inc.
1180 Veterans Boulevard
South San Francisco, CA 94080
Fax: (650) 624-1101
Attn:

With a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Fax: (650) 849-7400
Attention: Robert L. Jones, Esq.

For Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017
Fax: 212-808-8924
Attention: Executive Vice President and General Counsel

13.4                        United States Dollars.  References in this Agreement to “Dollars” or “$” shall mean the legal tender of the United States of America.

13.5                        No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.6                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior consent of the other; provided, however, that a Party may make such an assignment without the other Party’s consent (a) to an Affiliate or in conjunction with a merger, acquisition, or sale of all or substantially all of the assets of such Party to which this Agreement pertains, or (b) if such Party or its Affiliates is required to, or reasonably believes that it will be required to, divest any Product or a competing product in order to comply with law or the order of any Governmental Authority as a result of a merger or acquisition.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.6 shall be null and void and of no legal effect.

13.7                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.9                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

13.10                 Headings.  The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

13.11                 No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

13.12                 Standstill.

(a)                                  During the Standstill Period, neither Pfizer nor any of its Affiliates, without the prior consent of Rigel or except as provided for in this Agreement, in any agreement referred to herein, or in any agreement executed after the date hereof by Rigel with Pfizer or any of its Affiliates:

(i)                                    acquire or agree, offer, seek or propose to acquire ownership, or cause ownership to be acquired (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Voting Stock of Rigel or securities convertible or exchangeable into or exercisable for any Voting Stock of Rigel if as a result of such acquisition, Pfizer and its Affiliates in the aggregate would own more than [ * ] of the Voting Stock of Rigel at the time of such acquisition;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)                                initiate or participate as the soliciting party in any Proxy Solicitation with respect to the voting of any Voting Stock of Rigel;

(iii)                            form or join, or permit any Affiliate to form or join, any partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to the acquisition of any Voting Stock of Rigel that would violate clause (i) above;

(iv)                               arrange, or in any way participate in, any financing for the purchase of any Voting Stock or securities convertible or exchangeable into or exercisable for any Voting Stock or assets of Rigel that would violate clause (i) above; or

(v)                                   enter into any discussions, negotiations, arrangements or understandings with, or advise, assist or encourage any other Person with respect to, any of the foregoing prohibited matters.

Nothing contained in this Section 13.12 shall preclude Pfizer from making proposals, on a confidential basis, to Rigel or its Board of Directors, or from seeking a waiver from Rigel of any of the foregoing provisions of this Section 13.12.

(b)                                  Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 13.12(a) shall not apply to (i) any investment in any Voting Stock of Rigel by or on behalf of any pension or employee benefit plan or trust, including without limitation (1) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (2) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests; or (ii) Voting Stock of Rigel held by a Person acquired by Pfizer on the date such Person first entered into an agreement to be acquired by Pfizer or acquired after such Person was acquired by Pfizer pursuant to an agreement requiring (but only to the extent requiring) such Person to acquire such Voting Stock, which agreement was in effect on the date such Person first entered into an agreement to be acquired by Pfizer, or (iii) any assets or securities of Rigel, as debtor, that are acquired in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code, or (iv) any securities sold to any Third Party as part of an Acquisition Proposal or Business Combination or voted for or against any such Acquisition Proposal or Business Combination.

(c)                                  The provision of this Section 13.12 shall terminate and shall be of no further force and effect from and after the date that any of the following is disclosed (i) a Third Party independently or in concert with others commences or makes an Acquisition Proposal, (ii) Rigel solicits or conducts discussions or negotiations with respect to a Third-Party offer for an Acquisition Proposal or a Business Combination, (iii) Rigel enters into an agreement with a Third Party with respect to an Acquisition Proposal or a Business Combination, or (iv) Rigel or a Third Party announces (by press release, the filing of a report on a Schedule 13D, the making of a tender or exchange offer or otherwise) that it is in discussions or negotiations with respect to an Acquisition Proposal or a Business Combination.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

RIGEL PHARMACEUTICALS, INC.		PFIZER INC.

BY:	/S/ RAUL RODRIGUEZ	BY:	/S/ LISA RICCIARDI

NAME:	RAUL RODRIGUEZ	NAME:	LISA RICCIARDI

TITLE:	EXECUTIVE V.P., COO	TITLE:	SENIOR VICE PRESIDENT, LICENSING
AND DEVELOPMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A-1

Research Plan for [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A-2

Research Plan for Compounds

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

RIGEL PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of March 10, 2005, by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and PFIZER INC., a Delaware corporation (“Pfizer”).

WHEREAS, the Company desires to issue, and Pfizer desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.             Purchase and Sale of Stock.  Pfizer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Pfizer, an aggregate of One Hundred and Ninety Thousand Six Hundred and Ninety Four (190,694) shares of the Common Stock of the Company (the “Shares”) at Twenty-Six Dollars and Twenty-Two Cents ($26.22)(1) per share, for an aggregate purchase price of five million dollars ($5,000,000), payable in cash.  The closing hereunder, including payment for and delivery of the Shares shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.             Limitations on Transfer.  Pfizer shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws.  The Company shall not be required (a) to transfer on its books any of the Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

3.             Restrictive Legends.  All certificates representing the Shares shall have endorsed thereon (a) any legend required by appropriate blue sky officials and (b) a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT,

(1)  The price per share will equal [ * ] of the Current Market Price.  The “Current Market Price” means the average of the daily closing prices as reported by the Nasdaq National Market for the five trading days immediately preceding the execution date of that certain Collaborative Research and License Agreement by and between the Company and Pfizer.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.             Company Representations.  In connection with the sale and purchase of the Shares, the Company represents to Pfizer the following:

4.1          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to conduct its business as presently conducted.

4.2          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold hereunder have been taken.  When issued in accordance with the provisions of this Agreement, the Shares will be validly authorized and issued, fully paid and nonassessable, and will not be subject to any mortgage, lien, pledge, security interest, charge or similar encumbrance.

4.3          This Agreement is legally binding upon the Company and enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 6.8 may be limited by applicable law.  The execution, delivery and performance of this Agreement by the Company do not (x) conflict with its certificate incorporation, bylaws or any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or (y) violate any material law or regulation of any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision (each a “Governmental Authority”) having jurisdiction over it.  All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by the Company to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

4.4          There is no material action, suit or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or other assets or which questions the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.  There is no fact or circumstance known to the Company that would reasonably be expected to give rise to any material action, suit, proceeding, inquiry or investigation against, relating to or affecting the Company or any of its properties or other assets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The Company is not subject to any judgment, order or decree that materially restricts its business practices or its ability to acquire any property or conduct its business in any area.

4.5          The Company is not (a) in violation of its certificate of incorporation or its bylaws, (b) to the knowledge of the Company, in material violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, or (c) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material contract to which it is a party or by which it may be bound.  No notice, charge, claim, action or assertion has been received by the Company alleging such a violation or default.

4.6          The financial statements of the Company and the related notes contained in the Company’s annual report on Form 10-K for the year ended December 31, 2003 and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent thereto (excluding any and all financial information furnished and not filed in a Current Report on Form 8-K, by press release or otherwise) with the Securities and Exchange Commission (the “SEC”) by the Company (collectively, the “SEC Documents”) have been prepared from and are in accordance with the books and records of the Company and present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), the financial condition of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified and have complied, as of their respective dates, in all material respects with the applicable accounting requirements and rules and regulations of the SEC.  Except as disclosed and adequately reserved for in such financial statements (other than such draw downs as have been made under the Company’s existing equipment credit lines), the Company has no material debts, liabilities or (whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, or determined or determinable). Other than as disclosed in the SEC Documents, since December 31, 2003, the business of the Company has been conducted in the ordinary course and there has not been any change or event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse on the business, operations, assets, financial condition or results of operation of the Company.

4.7          The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq Marketplace Rules during the twelve (12) months preceding the date of this Agreement.  The SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the SEC promulgated thereunder as of their respective filing dates, and none of the SEC Documents, including any financial statements or schedules included or incorporated by reference therein, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Certifications”).  The Certifications have not been modified or withdrawn, and neither the Company nor any of it officers has received notice

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of the Certifications.

5.             Pfizer Representations.  In connection with the sale and purchase of the Shares, Pfizer represents to the Company the following:

5.1          Pfizer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to conduct its business as presently conducted.

5.2          Pfizer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by Pfizer.  All corporate actions on the part of Pfizer necessary for the authorization, execution, delivery of, and the performance of all obligations of Pfizer under this Agreement have been taken.

5.3          This Agreement is legally binding upon Pfizer and enforceable against Pfizer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 6.8 may be limited by applicable law.  The execution, delivery and performance of this Agreement by Pfizer do not (x) conflict with its certificate incorporation, bylaws or any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or (y) violate any material law or regulation of any Governmental Authority having jurisdiction over it.  All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by Pfizer to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

5.4          Pfizer has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares.  Pfizer is purchasing the Shares for investment for Pfizer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

5.5          Pfizer understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Pfizer’s investment intent as expressed in Section 5.4.

5.6          Pfizer further acknowledges and understands that the Shares must be held until the Shares are registered under the Securities Act or an exemption from such registration is available for sale or other transfer.  Pfizer understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the sale is made in accordance with Rule 144 under the Securities Act, as in effect from time to time (“Rule

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

144”), such Shares are registered in accordance with the Securities Act or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

5.7          Pfizer is familiar with the provisions of Rule 144, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

5.8          The Shares may be resold by Pfizer in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (a) the availability of certain public information about the Company and (b) the resale occurring following the required holding period under Rule 144 after Pfizer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

5.9          Pfizer further understands that at the time Pfizer wishes to sell the Shares there may be no public market upon which to make such a sale.

5.10        Pfizer further warrants and represents that by reason of its, or of its management’s, business or financial experience, Pfizer has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, Pfizer is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

5.11        Pfizer further warrants and represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

6.             Piggyback Registration Rights.

6.1          Definitions.  For purposes of this Section 6, the following terms shall have the following respective meanings:

(a)           “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(b)           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses.

(c)           “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to a sale of Shares pursuant to Section 6.2(a).

6.2          Piggyback Registrations.  The Company shall notify Pfizer in writing at least ten (10) days prior to the filing of a registration statement under the Securities Act for purposes of a public offering of securities of the Company (excluding registration statements relating to employee benefit plans, the offer and sale of debt securities, with respect to corporate

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reorganizations or other transactions under Rule 145 of the Securities Act, or with respect to a solely primary offering of securities of the Company) and will afford Pfizer an opportunity to include in such registration statement all or part of the Shares held by Pfizer.  In the event that Pfizer desires to include in any such registration statement all or any part of the Shares held by it, it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Shares by Pfizer.  If Pfizer decides not to include all of the Shares in a registration statement filed by the Company, Pfizer shall nevertheless continue to have the right to include any remaining Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to secondary offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement under which the Company gives notice pursuant to this Section 6.2 is for an underwritten offering, the Company shall so advise Pfizer.  In such event, Pfizer’s right to be included in a registration pursuant to this Section 6.2 shall be conditioned upon such Pfizer’s participation in such underwriting and the inclusion of any Shares to be sold by Pfizer in the underwriting to the extent provided herein.  In the event that Pfizer proposes to distribute any Shares through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be sold by selling stockholders in the underwriting shall be allocated first, to Pfizer on a pro rata basis with any stockholders of the Company with registration rights at the time of such offering based on the aggregate number of shares of the Company’s Common Stock held by Pfizer and such stockholders that are subject to such registration rights (such that the number of Shares then held by Pfizer that Pfizer is able to include in such underwriting is proportional to the number of shares of Common Stock of the Company that are included by any other selling stockholder relative to the total number of shares of Common Stock of the Company then held by such selling stockholder that are subject to such registration rights); and second, on a pro rata basis to any stockholders of the Company that are not included in the first category. If Pfizer disapproves of the terms of any such underwriting, Pfizer may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement or the date of an offering under a registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”), as applicable.  Any Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it pursuant to this Section 6.2 prior to the effectiveness of such registration whether or not Pfizer has elected to include Shares in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.3 hereof.

6.3          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to Section 6.2 herein

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shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so sold pro rata on the basis of the number of shares so sold.

6.4          Obligations of the Company.  Whenever required to effect the registration of any Shares, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Shares and use its commercially reasonable best efforts to cause such registration statement to become effective as soon as practicable.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any Shelf Registration Statement; provided, however, that the foregoing shall not limit the Company’s obligations under Section 6.2 to the extent that the Company is obligated to file, cause to become effective or maintain the effectiveness of any Shelf Registration Statement for the benefit of other stockholders of the Company.

(b)           Subject to Section 6.4(a), use its commercially reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period not exceeding the earlier of (i) the second anniversary of the date hereof; or (ii) such time as all of the Shares held by Pfizer have been sold.

(c)           Furnish to Pfizer such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Pfizer may reasonably request in order to facilitate the disposition of Shares.

(d)           Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Pfizer; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           Advise Pfizer promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of a registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(f)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  In the event that Pfizer participates in such underwriting, it shall also enter into and perform its obligations under such an agreement.

(g)           Notify Pfizer at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of

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which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)           Cause all such Shares registered under such registration statement to be listed on each securities exchange on which the Common Stock of the Company is then listed.

(i)            Use its commercially reasonable best efforts to furnish, on the date that such Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any.

6.5          Obligations of Pfizer.

(a)           In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement filed pursuant to Section 6.2 for amendments or supplements to such registration statement or related prospectus or for additional information so that such registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in such registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall

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deliver a written notice (a “Suspension Notice”) to Pfizer to the effect of the foregoing and, upon receipt of such Suspension Notice, Pfizer will refrain from selling any Shares pursuant to such registration statement (a “Suspension”) until Pfizer receives copies of a supplemented or amended prospectus prepared and filed by the Company or until Pfizer is advised in writing by the Company that the current prospectus may be used and Pfizer has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.  In the event of a Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to Pfizer.

(b)           Provided that a Suspension is not then in effect, Pfizer may sell the Shares under the registration statement, provided that Pfizer arranges for delivery of a current prospectus to the transferee of such Shares to the extent such delivery is required by applicable law.

6.6          Termination of Registration Rights.  All registration rights granted under this Section 6 shall terminate and be of no further force and effect on the second anniversary of the date of this Agreement.

6.7          Delay of Registration; Furnishing Information.

(a)           Pfizer shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.2 that Pfizer shall furnish to the Company such information regarding itself, the Shares held by it and the intended method of disposition of such Shares as shall be required to effect the registration of such Shares.

6.8          Indemnification.  In the event any Shares are included in a registration statement pursuant to Section 6.2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless Pfizer, the officers and directors of Pfizer, any underwriter (as defined in the Securities Act) for Pfizer and each person, if any, who controls Pfizer or the underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any

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state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to Pfizer, or such officer, director, underwriter or controlling person of Pfizer, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Pfizer, or such officer, director, underwriter or controlling person of Pfizer.

(b)           To the extent permitted by law, Pfizer will, if the Shares held by Pfizer are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities under such registration statement or any of such other stockholder’s partners, directors or officers or any person who controls such stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such stockholder, or partner, director, officer or controlling person of such other stockholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Pfizer under an instrument duly executed by Pfizer and stated to be specifically for use in connection with such registration; and Pfizer will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other stockholder, or partner, officer, director or controlling person of such other stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pfizer, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6.8 exceed the net  proceeds from the offering received by Pfizer.

(c)           Promptly after receipt by an indemnified party under this Section 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential

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differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8.

(d)           If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Pfizer hereunder exceed the net proceeds from the offering received by Pfizer.

(e)           The obligations of the Company and Pfizer under this Section 6.8 shall survive completion of any offering of the Shares in a registration statement and the termination of this agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.9          Assignment of Registration Rights.  The rights to cause the Company to register the Shares pursuant to this Section 6 may not be assigned by Pfizer other than to an affiliate of Pfizer.

6.10        Amendment of Registration Rights.  Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Pfizer.  Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon Pfizer and the Company.  By acceptance of any benefits under this Section 6, Pfizer hereby agrees to be bound by the provisions hereunder.

7.             Rule 144 Reporting.  With a view to making available to Pfizer the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Pfizer to sell the Shares to the public without registration or pursuant to a registration statement on Form S-3 under the Securities Act (or any successor or similar registration form under the Securities Act)

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(“Form S-3”), the Company covenants and agrees to use its commercially reasonable efforts to: (a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, until such time as all the Shares have been sold; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to Pfizer upon written request, as long as Pfizer owns any Shares, (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act or that it qualifies as a registrant whose securities may be registered on Form S-3, (y) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (z) such other documents filed with the SEC as Pfizer may reasonably request in order to avail itself of any rule or regulation of the SEC that permits the selling of any Shares without registration.

8.             Miscellaneous.

8.1          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by written notice to the other party hereto.

8.2          Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Pfizer’s successors and assigns.

8.3          Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court sitting in Wilmington, Delaware.

8.4          Further Execution.  The parties agree to take all such further commercially reasonable action(s) as may reasonably be necessary to carry out and consummate the transactions contemplated by this Agreement as soon as practicable, and to take whatever commercially reasonable steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Shares.

8.5          Entire Agreement; Amendment.  This Agreement, together with the Collaborative Research and License Agreement, dated as of January           , 2005, between the Company and Pfizer, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

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8.6          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and such that the objectives contemplated by the parties when entering into this Agreement may be realized, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

8.7          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RIGEL PHARMACEUTICALS, INC.

Address: 1180 Veterans Boulevard
South San Francisco, CA 94080

By:	/s/ Raul Rodriguez
	Name:	Raul Rodriguez
	Title:	Executive VP and C.O.O.

PFIZER INC.

Address: 235 East 42nd Street
New York, NY 10017

By:	/s/Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	Senior V.P., Licensing and Development

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Schedule 1.13

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Schedule 1.57

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Schedule 1.65

Rigel Patents

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Schedule 1.69

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Schedule 3.6

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Schedule 7.3(a)(iii)

Rigel Country List

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Schedule 7.3(a)(iv)

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Schedule 8.5a

Press Release

RIGEL AND PFIZER SIGN COLLABORATIVE RESEARCH AND LICENSE
AGREEMENT FOR THE TREATMENT OF ALLERGIC ASTHMA AND OTHER
RESPIRATORY DISEASES

Collaboration to Focus on Novel Class of Compounds to Address Respiratory Inflammatory Diseases

South San Francisco, Calif, and New York, NY, January 20, 2005–– Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) and Pfizer Inc. (NYSE: PFE) today announced that the two companies have entered into a collaborative research and license agreement for the development of inhaled products for the treatment of allergic asthma and other respiratory diseases such as chronic obstructive pulmonary disease (COPD). The collaboration is focused on Rigel’s preclinical small molecule compounds, which inhibit IgE receptor signaling in respiratory tract mast cells by blocking the signaling enzyme Syk kinase.

Under the terms of the agreement, Rigel will receive an upfront cash payment, as well as milestone payments and royalties on any future product sales. Pfizer will make an equity investment in Rigel and will be responsible for the worldwide development and commercialization of any resulting products.  Financial terms of the agreement were not announced.

“Inhibition of Syk kinase is a novel approach to reduce the chronic inflammation in patients with allergic diseases of the respiratory tract such as allergic asthma,” said Martin Mackay, Senior Vice President Worldwide Research & Technology for Pfizer Inc. “We believe that the combination of Rigel’s novel small molecule approach and Pfizer’s drug development capabilities will allow us to progress new and important treatments for respiratory diseases.”

“Pfizer’s commitment to targeting the unmet medical needs of asthma and respiratory patients makes them an ideal partner with the requisite capabilities and global reach to succeed in this collaboration,” said James M. Gower, chief executive officer of Rigel. “This is our second research collaboration with Pfizer in this field and it confirms the quality of our company’s programs in the respiratory field.”

Rigel has pioneered the discovery of treatments for allergic diseases by blocking Syk kinase.  The Company was the first to discover and develop potent and selective Syk inhibitors and introduce these into the clinic.

The Syk kinase intrapulmonary collaboration with Pfizer does not include R112, Rigel’s lead Syk kinase inhibitor that is being developed for the treatment of allergic rhinitis. Rigel recently completed a successful Phase II clinical study with R112 and is proceeding with the further

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clinical development of R112 for allergic rhinitis. After further Phase II clinical trials are completed, Pfizer will have a limited option to license R112 and Rigel’s Syk inhibitors in the allergic rhinitis field under different financial and other obligations.

Syk Inhibition in Respiratory Diseases

Rigel’s small molecule compounds bind to and inhibit Syk kinase, an intracellular target that regulates IgE receptor signaling in mast cells and thus prevent cellular activation and subsequent release of multiple chemical mediators.  However, unlike common allergy and asthma drugs that block only a single chemical mediator, Syk inhibitors block the major IgE dependent pathways in mast cells that trigger an allergic attack, potentially making Syk inhibitors more effective and comprehensive drugs. Currently, steroids are the only other non-injectable class of agents that block multiple chemical mediators in the allergic response, but these have a slow onset of action.

About Asthma and Chronic Airway Inflammatory Disease

There are nearly 15 million Americans with asthma, the chronic inflammatory disease of the airways that is characterized by episodic flare-ups or attacks that can be life-threatening. The Centers for Disease Control and Prevention (CDC) estimates that direct costs to the United States for asthma management and treatment is nearly $15 billion on an annual basis, with more than 11 million physician office visits, 1.8 million emergency room visits, and 500,000 hospitalizations. COPD, a group of diseases that cause airflow blockage and breathing-related problems, is currently the fourth leading cause of death in the U.S., according to the American Lung Association.

About Rigel (www.rigel.com)

Rigel’s mission is to become a source of novel, small-molecule drugs to address large, unmet medical needs. The Company has four research and development programs investigating treatments for asthma/allergy, hepatitis C, rheumatoid arthritis and oncology.  Rigel’s strategy is to initiate clinical trials with at least one new product candidate annually and to pursue partnerships with pharmaceutical and biotechnology companies for late-stage clinical development and commercialization of those product candidates.

About Pfizer (www.pfizer.com)

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals and many of the world’s best-known consumer products.

Rigel Forward-Looking Statement

This press release contains “forward-looking” statements, including statements related to Rigel’s plans to pursue clinical development of product candidates and the potential efficacy of product candidates. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “plans,” “intends,” “expects” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors and uncertainties that could cause results to differ materially from those indicated by these forward-looking statements, including risks relating to the preclinical or clinical development or commercialization of the affected product candidates or research programs as well as other risks detailed from time to time in Rigel’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Rigel does not undertake

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Pfizer Forward-Looking Statement

The information contained in this document is as of January 20, 2005. Pfizer assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about a research program that involves inherent uncertainties.  The success of this research and development program and the speed with which regulatory authorizations and the launch of a product may be achieved, as well as competitive factors, could affect the actual outcome of this collaboration.

A further list and description of the risks, uncertainties and other matters that could cause the Pfizer’s description contained herein to differ materially can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in its subsequent periodic reports on Form 10-Q and reports on Form 8-K (if any).

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Rigel Contacts:	Rigel Pharmaceuticals	Schwartz Communications
	Raul Rodriguez	Melinda Bagatelos or
	650-624-1302	Ayanna Anderson
415-512-0770
rigel@schwartz-pr.com

Pfizer Contact:	Pfizer Inc
Paul Fitzhenry
212-733-4637

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 8.5b

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.